EXHIBIT 2.1

SECURITIES EXCHANGE AGREEMENT

between

CLACENDIX, INC.

and

HEALTHWAREHOUSE.COM, INC.
and, for certain limited purposes, its stockholders

May 14, 2009

TABLE OF CONTENTS

	3.3	Binding Obligations	15
	3.4	Capitalization	16
	3.5	Validity of Shares	16
	3.6	SEC Reporting and Compliance	17
	3.7	Financial Statements	18
	3.8	Events Subsequent to Parent Financial Statements	18
	3.9	Liabilities	19
	3.10	Tax Matters	19
	3.11	Governmental Consents	19
	3.12	Compliance with Laws and Instruments	19
	3.13	Broker’s and Finder’s Fees	20
	3.14	No General Solicitation	20
	3.15	Litigation	20
	3.16	Obligations to or by Stockholders	20
	3.17	Schedule of Assets and Contracts	21
	3.18	Accounts Payable	23
	3.19	Employees	23
	3.20	Interested Party Transactions	23
	3.21	Intellectual Property	24
	3.22	Stock Option Plans; Employee Benefit Plans; ERISA	24
	3.23	Banks; Powers of Attorney	25
	3.24	Environmental Matters	25
	3.25	Certain Business Practices	26
	3.26	Disclosure	26

4.	Representations, Warranties and Covenants of the Stockholders		26

	4.1	Acts and Proceedings	26
	4.2	No Conflicts	26
	4.3	Binding Obligation	26
	4.4	Title to Shares	27
	4.5	Information	27
	4.6	Resale of Stock	27
	4.7	No Finder’s Fee	27
	4.8	Non-Registration	27
	4.9	Restricted Securities	28
	4.10	Legends	28
	4.11	Accredited or Sophisticated Investor	28

5.	Additional Agreements		29

	5.1	Access and Information	29
	5.2	Commercially Reasonable Efforts	29
	5.3	Publicity	30
	5.4	Directors and Officers	30
	5.5	Closing of Private Placement	30
	5.6	Assumption of Company Agreements	30
	5.7	Incentive Compensation Plan	30
	5.8	Filing of “Jumbo” Current Report on Form 8-K	31

	5.9	Filing of 14f-1	31

6.	Closing; Deliveries		31

	6.1	Closing Date	31
	6.2	Closing Deliveries of the Company and the Stockholders	31
	6.3	Closing Deliveries of Parent	32

7.	Survival of Representations and Warranties		34

8.	Amendment of Agreement		34

9.	Definitions		34

10.	Miscellaneous		39

	10.1	Notices	39
	10.2	Entire Agreement	39
	10.3	Expenses	40
	10.4	Time	40
	10.5	Severability	40
	10.6	Successors and Assigns	40
	10.7	No Third Parties Benefited	40
	10.8	Counterparts	40
	10.9	Recitals, Schedules and Exhibits	40
	10.10	Section Headings and Gender	40
	10.11	Governing Law	41

LIST OF EXHIBITS AND DISCLOSURE SCHEDULES

Exhibits

A	Form of Opinion of Company’s Counsel
B	Form of Opinion of Parent’s Counsel

Disclosure Schedules

1.1	Stockholders, Company Shares and Allocation of Parent Common Stock

Company Disclosure Schedules

2.3(b)	Additional Share Issuance Obligations
2.3(c)	Registration Rights
2.4	Indebtedness
2.5	Voting Arrangements
2.7	Compliance with Laws and Instruments
2.10	Financial Statements
2.11	Undisclosed Liabilities
2.12	Changes
2.13(a)	Leased Real Property
2.13(b)	Material Contracts
2.13(c)	Insurance
2.13(d)	Patents and Other Intangible Assets
2.14	Suppliers
2.15	Inventory
2.16	Accounts Payable
2.17	Employees and Employee Arrangements
2.19	Ownership of Intellectual Property
2.20	Employee Benefit Plans
2.22	Litigation
2.24	Interested Party Transactions
2.25	Bank Accounts and Powers of Attorney

Parent Disclosure Schedules

3.1	Subsidiaries
3.4	Capitalization
3.6	SEC Reporting
3.7	Financial Statements
3.8	Events Subsequent to Parent Financial Statements
3.10	Net Operating Loss Carry-Forwards
3.12	Compliance with Laws and Instruments
3.15	Litigation
3.16	Obligations to or by Stockholders
3.17(a)	Leased Real Property
3.17(b)	Material Agreements

3.17(c)	Insurance
3.17(d)	Patents and Other Intangible Assets
3.18	Accounts Payable
3.18	Employees and Employee Arrangements
3.20	Interested Party Transactions
2.21	Ownership of Intellectual Property
3.22(a)	Stock Option Plans
3.22(b)	Change of Control Arrangements
3.22(c)	Employee Benefit Plans
3.23	Bank Accounts and Powers of Attorney

v

SECURITIES EXCHANGE AGREEMENT

THIS SECURITIES EXCHANGE AGREEMENT is made and entered into on May 14, 2009, by and between CLACENDIX, INC., a Delaware corporation (“Parent”), on the one hand, and HEALTHWAREHOUSE.COM, INC., a Delaware corporation (the “Company”), and the stockholders of the Company (the “Stockholders”) whose names appear on the signature pages hereof solely for the purpose of agreeing with respect to himself, herself or itself to Sections 1, 4, 7, 9 and 10 hereof, on the other hand.

WITNESSETH:

WHEREAS, the Board of Directors of each of Parent and the Company have each determined that Parent’s acquisition of the Company is fair to and in the best interests of their respective entities and the stockholders thereof;

WHEREAS, in furtherance thereof, it is proposed that such acquisition be accomplished by all of the Stockholders contributing, selling and transferring to Parent all of their shares of the Company’s Class A common stock, no par value (the “Company Class A Shares”), and Class B common stock, no par value (the “Company Class B Shares” and together with the Class A Shares constituting all the outstanding capital stock of the Company, the “Company Shares”), in exchange for the issuance and sale by Parent of newly-issued shares of common stock, par value $.001 per share, of Parent (“Parent Common Stock”), upon the terms and subject to the conditions set forth herein (the “Exchange”);

WHEREAS, the Board of Directors of Parent and the Board of Directors and the stockholders of the Company each have approved this Agreement and transactions contemplated hereby, including the Exchange;

WHEREAS, to induce Parent and the Company to enter into this Agreement, the Stockholders have agreed to accept the Exchange and become parties to this Agreement solely for the purpose of agreeing with respect to himself, herself or itself to Sections 1, 4, 7, 9 and 10 hereof;

WHEREAS, in advance of the Closing (as defined below) of the Exchange, the Company has completed a private placement (the “Private Placement”) to accredited investors (the “Private Placement Investors”) pursuant to those certain Private Placement subscription agreements, dated April 29, 2009 to May 12, 2009, by and between each of the Private Placement Investors and the Company (the “Private Placement Subscription Agreements”), for the purpose of expanding the business of the Company, for aggregate gross cash proceeds of $1,200,000.  The Private Placement consisted of (a) $1,200,000 principal face amount of convertible promissory notes (the “Company Notes”), convertible into 15,855,227 shares of Parent Company Stock following the Closing, and (b) warrants to purchase up to 8,068,197 shares of Parent Company Stock following the Closing (the “Company Warrants”). In addition, one Private Placement Investor committed pursuant to their Private Placement Subscription Agreement to purchase 10,569,396 shares of Parent Company Stock following the Closing for an additional $800,000. Parent will assume the Company’s rights and obligations under the Private Placement Subscription Agreements, Company Notes and Company Warrants following the Closing;

WHEREAS, the Stockholders own all of the issued and outstanding capital stock of the Company.

NOW, THEREFORE, in consideration of the mutual agreements and covenants hereinafter set forth, the parties hereto agree as follows:

1.           The Exchange Offer.

1.1           The Exchange.

 (a)           Subject to the terms and conditions of this Agreement, upon execution and delivery hereof, Parent hereby agrees to acquire the Shares from the Stockholders solely in consideration and exchange for newly and duly issued, fully paid and non-assessable shares of Parent Common Stock as provided for in Section 1.3(a) hereof.

 (b)           Subject to the terms and conditions of this Agreement, at the Closing, (i) the Stockholders shall contribute, transfer, assign and deliver to Parent all of the outstanding Shares owned by them as specifically set forth on Schedule 1.1 hereto, and (ii)  solely in consideration and exchange therefor, Parent shall issue to the Stockholders an aggregate of 155,194,563 newly and duly issued, fully paid and non-assessable shares of Parent Common Stock in accordance with the Exchange Ratio as provided for in Section 1.3(a) hereof.

 (c)           As a result of the Exchange, the Company shall become a wholly-owned subsidiary of Parent.

1.2           Directors and Officers.

 (a)           Pursuant to Section 5.4 below, in advance of the Closing, Parent’s board of directors has been set at four (4) members. Effective as of the Closing, Frank S. Russo shall resign as a director of Parent. In accordance with Parent’s By-laws for filling newly-created board vacancies, Norman E. Corn and Stephen M. Deixler, existing Parent directors, will appoint Lalit Dhadphale and Wayne Corona to serve as additional directors of Parent effective as of the Closing. Mr. Deixler will resign as a director of Parent following the Closing, with his resignation to take effect only upon compliance by Parent with the provisions of Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 under that act.

1.3           Manner and Basis of Exchanging the Shares.

 (a)           At the Closing, the outstanding Company Shares beneficially owned by the Stockholders, which Company Shares constitute all of the issued and outstanding capital stock of the Company, shall be contributed, transferred, assigned and delivered to Parent and Parent shall authorize its Transfer Agent to issue the Parent Common Stock specified below to each Stockholder in accordance with the following exchange ratios (the “Exchange Ratios”).

CLASS OF STOCKHOLDER	NO. OF SHARES	NO. OF SHARES OF PARENT COMMON STOCK	APPLICABLE EXCHANGE RATIO

Holders of Company Class A Common Shares	1,060,000	149,468,495	1:141.008
Holders of Company Class B Common Shares	40,608	5,726,068	1:141.008
Total		155,194,563

 (b)           No fractional shares of Parent Common Stock shall be issued in the Exchange. If the number of Company Shares a Stockholder holds immediately prior to the Closing multiplied by the applicable Exchange Ratio would result in the issuance of a fractional share of Parent Common Stock, that product will be rounded up to the nearest whole number of shares of Parent Common Stock.

1.4           Distribution of Certificates. At the Closing, Parent shall deliver to Registrar and Transfer Company, its transfer agent and registrar (the “Transfer Agent”), a letter of instruction to prepare and deliver to the Company’ counsel, who shall act as distribution agent for the benefit of the Stockholders (the “Distribution Agent”), certificates representing the appropriate number of shares of Parent Common Stock issuable pursuant to Sections 1.1 and 1.3 hereof. The shares of Parent Common Stock evidenced by the certificates shall be registered in the names of the Stockholders and shall be in the denominations for each of them set forth opposite their respective names on Schedule 1.1 hereto. The letter of instruction to the Transfer Agent shall specify that the shares of Parent Common Stock evidenced by the certificates shall not be issued until Parent has changed its corporate name and new Parent stock certificates reflecting the new name and CUSIP number are available for issuance. Upon receipt of the Parent Common Stock certificates from the Transfer Agent, the Distribution Agent shall distribute them to the Stockholders.

1.5           Parent Common Stock. Parent agrees that it will cause the Parent Common Stock to be issued in exchange for the Company Shares at the Closing pursuant to Section 1.3(a) to be available for such purpose.

1.6           Parent Stock Options.  All options to purchase shares of Parent Common Stock outstanding as of the date hereof shall, notwithstanding any provision to the contrary in the relevant stock option agreement between the holder and Parent and/or the relevant Parent stock option plan, continue in full force and effect and otherwise remain subject to the terms and conditions of the relevant stock option agreement and the relevant Parent stock option plan.  Parent hereby expressly assumes and affirms the continuation, following completion of the Exchange, of all options to purchase shares of Parent Common Stock outstanding as of the date hereof, and acknowledges and affirms that  such options shall otherwise remain subject to the terms and conditions of the relevant stock option agreement and the relevant Parent stock option plan.

1.7           Tax Consequences.  The parties to this Agreement intend and desire that, for U.S. Federal income tax purposes, the Exchange to take place pursuant to the Exchange Offer shall constitute a tax-free reorganization within the meaning of Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder.

2.           Representations and Warranties of the Company.  The Company hereby represents and warrants to Parent, and to Parent’s directors and officers, except as set forth in the Company’s disclosure schedules attached hereto, as follows:

2.1           Organization and Standing. The Company is a corporation duly organized and existing in good standing under the laws of the State of Delaware, and has all requisite power and authority to carry on its business as it is now being conducted, to own and lease its properties and assets, to enter into this Agreement and to carry out the terms hereof.  The copies of the Certificate of Incorporation and By-laws of the Company that have been delivered to Parent prior to the execution of this Agreement are true, correct and complete and have not since been amended or repealed.  The Company is not in violation or breach of its Certificate of Incorporation and By-laws, except where such violation or breach could not reasonably be expected to have a Company Material Adverse Effect.  The Company has no subsidiaries or direct or indirect interest (by way of stock ownership or otherwise) in any firm, corporation, limited liability company, partnership, association or business.

2.2           Qualification.  The Company is duly qualified to conduct business as a foreign corporation and is in good standing in each state or other jurisdiction wherein the nature of its activities or properties owned or leased makes such qualification necessary, except where the failure to be so qualified could not reasonably be expected to have a Company Material Adverse Effect.

2.3           Capitalization.  The authorized capital stock of the Company after completion of the Private Placement and prior to giving effect to the Exchange consists of (i) 1,400,000 shares of Company Class A Shares, of which 1,060,000 shares are issued and outstanding, and (ii) 100,000 shares of Company Class B Shares, of which 40,608 shares are issued and outstanding.

 (a)           All outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable and are not subject to, or issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right.  The offer, issuance and sale of all outstanding shares of capital stock of the Company were (a) exempt from the registration and prospectus delivery requirements of the Securities Act, (b) registered or qualified (or were exempt from registration or qualification) under the registration or qualification requirements of all applicable state securities laws and (c) accomplished in conformity with all other applicable securities laws.

 (b)           Except as set forth on Schedule 2.3(b) hereto, the Company has no outstanding options, warrants, rights, calls, preemptive rights, subscriptions or other commitments to issue, nor any plan or arrangement to issue, any Equity Securities of the Company.

 (c)           Except as set forth on Schedule 2.3(c) hereto, the Company is not a party to any agreement granting any securityholder of the Company the right to cause the Company to register shares of the capital stock or other securities of the Company held by such securityholder under the Securities Act.  There is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which the Company is a party or by which it is bound with respect to any Equity Securities of the Company.

 (d)           There are no outstanding contractual obligations (contingent or otherwise) of the Company to retire, repurchase, redeem or otherwise acquire any outstanding shares of capital stock of, or other ownership interests in, the Company or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity or person.

2.4           Indebtedness.  Except as set forth on Schedule 2.4 hereto, the Company has no Indebtedness for Borrowed Money.

2.5           Stockholders. Schedule 1.1 hereto contains a true and complete list of the names and addresses of the record owners of all of the outstanding Company Shares and other Equity Securities of the Company, together with the number and percentage of securities held.  The Stockholders own all of the issued and outstanding Equity Securities of the Company.  No more than ten Stockholders are not “accredited investors” as defined in Rule 501 under the Securities Act, and other than those Stockholders, the rest of the Stockholders are “accredited investors” as defined in such Rule 501.  To the knowledge of the Company, except as set forth on Schedule 2.5 hereto, there is no voting trust, agreement or arrangement among any of the beneficial holders of Equity Securities affecting the nomination or election of directors or the exercise of the voting rights of the Equity Securities. No Stockholder learned of the offering of Parent Common Stock through any form of general solicitation or general advertising. To the knowledge of the Company, except as set forth on Schedule 2.5 hereto, the Company has no liability or obligation or commitment to any stockholder of the Company or any Affiliate or “associate” (as such term is defined in Rule 405 under the Securities Act) of any stockholder of the Company, nor does any stockholder of the Company or any such Affiliate or associate have any liability, obligation or commitment to the Company.

2.6           Corporate Authority.  The Company has full corporate power and authority to enter into this Agreement and the other agreements to be made pursuant thereto, and to carry out the transactions contemplated hereby, including the Exchange. All corporate acts and proceedings required for the authorization, execution, delivery and performance of this Agreement, and such other agreements and documents by the Company in connection therewith have been duly and validly taken. The Board of Directors of the Company, at a meeting duly called and held, has determined that this Agreement and the transactions contemplated by this Agreement are advisable and in the best interests of the Company’s stockholders and has duly authorized this Agreement and the transactions contemplated by this Agreement.

2.7           Compliance with Laws and Instruments.  The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement: (a) will not require any authorization, consent or approval of, or filing or registration with, the consent of any third party or any court or governmental agency or instrumentality, except such as shall have been obtained prior to the Closing or as set forth on Schedule 2.7 hereto, (b) will not cause the Company to violate or contravene (i) any provision of law, (ii) any rule or regulation of any agency or government, (iii) any order, judgment or decree of any court, or (iv) any provision of the Certificate of Incorporation or By-laws of the Company, (c) will not violate or be in conflict with, result in a breach of or constitute (with or without notice or lapse of time, or both) a default under, any indenture, loan or credit agreement, deed of trust, mortgage, security agreement or other contract, agreement or instrument to which the Company is a party or by which the Company or any of its properties is bound or affected, except where any such violation, conflict, breach or default could not reasonably be expected to have a Company Material Adverse Effect, and (d) will not result in the creation or imposition of any Lien upon any property or asset of the Company.  To the knowledge of the Company, the Company is not in violation of, or (with or without notice or lapse of time, or both) in default under, any term or provision of its Certificate of Incorporation or By-laws or any indenture, loan or credit agreement, deed of trust, mortgage, security agreement or any other material agreement or instrument to which the Company is a party or by which the Company or any of its properties is bound or affected, in each case except as could not reasonably be expected to have a Company Material Adverse Effect.

2.8           Binding Obligations.  This Agreement constitutes the legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

2.9           Broker’s and Finder’s Fees.  No Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against the Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity.

2.10           Financial Statements.  Attached as Schedule 2.10 hereto are (a) the Company’s audited balance sheets as of December 31, 2008 and December 31, 2007, and audited statements of operations, changes in stockholders’ equity and cash flows for the years then ended, together with the related independent auditors’ report of Clark, Schaefer, Hackett & Co. (collectively, the “Company Financial Statements”).  The Company Financial Statements (i) are in accordance with the books and records of the Company, (ii) present fairly in all material respects the financial condition of the Company at the dates therein specified and the results of their operations and changes in financial position for the periods therein specified and (iii) have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) applied on a basis consistent with prior accounting periods and throughout the periods indicated.

2.11           Absence of Undisclosed Liabilities.  The Company has no material obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due), and upon Closing, the Company will not have any liability or obligation whatsoever, either direct or indirect, matured or unmatured, accrued, absolute, contingent or otherwise, except (a) as set forth on Schedule 2.3(b), Schedule 2.3(c), Schedule 2.11, Schedule 2.12 and/or Schedule 2.16 hereto, (b) to the extent set forth on or reserved against in the Company Financial Statements, (c) current liabilities incurred and obligations under agreements entered into in the usual and ordinary course of business since December 31, 2008, none of which (individually or in the aggregate) could reasonably be expected to have a Company Material Adverse Affect, and (d) by the specific terms of any written agreement, document or arrangement identified in the Disclosure Schedules hereto. Furthermore, there is no pending proceeding that has been commenced against the Company that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement.  To the knowledge of the Company, no such proceeding has been threatened.

2.12           Changes.  Since December 31, 2008, except as set forth on Schedule 2.12 hereto, the Company has not (a) incurred any debts, obligations or liabilities, absolute, accrued, or contingent, whether due or to become due, except for fees, expenses and liabilities incurred in connection with the Private Placement, the Exchange and related transactions, and current liabilities incurred in the usual and ordinary course of business, (b) discharged or satisfied any Liens other than those securing, or paid any obligation or liability other than, current liabilities shown on the December 31, 2008 balance sheet and current liabilities incurred since December 31, 2008, in each case in the usual and ordinary course of business, (c) mortgaged, pledged or subjected to Lien any of its assets, tangible or intangible, other than in the usual and ordinary course of business, (d) sold, transferred or leased any of its assets, except in the usual and ordinary course of business, (e) cancelled or compromised any debt or claim, or waived or released any right, of material value, (f) suffered any physical damage, destruction or loss (whether or not covered by insurance) which could reasonably be expected to have a Company Material Adverse Effect, (g) entered into any transaction other than in the usual and ordinary course of business, (h) encountered any labor union difficulties, (i) made or granted any wage or salary increase or made any increase in the amounts payable under any profit sharing, bonus, deferred compensation, severance pay, insurance, pension, retirement or other employee benefit plan, agreement or arrangement, other than in the ordinary course of business consistent with past practice, or entered into any employment agreement, (j) issued or sold any Company Shares or other securities or granted any options (including employee options), warrants or other rights with respect thereto, (k) declared or paid any dividends on or made any other distributions with respect to, or purchased or redeemed, any of its outstanding Company Shares, (l) suffered or experienced any change in, or condition affecting, the condition (financial or otherwise) of the Company other than changes, events or conditions in the usual and ordinary course of its business, none of which (either by itself or in conjunction with all such other changes, events and conditions) could reasonably be expected to have a Company Material Adverse Effect, (m) made any change in the accounting principles, methods or practices followed by it or depreciation or amortization policies or rates theretofore adopted, (n) made or permitted any amendment or termination of any material contract, agreement or license to which it is a party which could reasonably be expected to have a Company Material Adverse Effect, (o) suffered any material loss not reflected in the balance sheet or its statement of operations for the period ended on December 31, 2008, (p) paid, or made any accrual or arrangement for payment of, bonuses or special compensation of any kind or any severance or termination pay to any present or former officer, director, employee, stockholder or consultant, (q) made or agreed to make any charitable contributions or incurred any non-business expenses in excess of $25,000 in the aggregate, or (r) entered into any agreement, or otherwise obligated itself, to do any of the foregoing.

2.13           Assets and Contracts.

 (a)           Schedule 2.13(a) hereto contains a true and complete list of all real property leased by the Company, including a brief description of each item thereof and of the nature of the Company’s interest therein.  All the real property listed in Schedule 2.13(a) as being leased by the Company is held by the Company under valid and enforceable leases having the rental terms, termination dates and renewal and purchase options described in Schedule 2.13(a); and there is not, under any such lease, any existing default or event of default or event which with notice or lapse of time, or both, would constitute a default by the Company, and the Company has not received any notice or claim of any such default.  The Company does not own any real property.

 (b)           Schedule 2.13(b) hereto contains a true and complete list of all of the Material Contracts to which the Company is a party or by which the Company or its assets may be bound, in each case, as in effect as of the date of this Agreement.  The Company has delivered or otherwise made available to Parent or its counsel a true and correct copy of each written Company Material Contract (including amendments thereto).  “Company Material Contracts” include any written or oral (a) agreement with any labor union, (b) agreement for the purchase of fixed assets or for the purchase of materials, supplies or equipment in excess of normal operating requirements, (c) agreement for the employment of any officer, individual employee or other Person on a full-time basis or any agreement with any Person for consulting services, (d) bonus, pension, profit sharing, retirement, stock purchase, stock option, deferred compensation, medical, hospitalization or life insurance or similar plan, contract or understanding with respect to any or all of the employees of the Company or any other Person, (e) indenture, loan or credit agreement, note agreement, deed of trust, mortgage, security agreement, promissory note or other agreement or instrument relating to or evidencing Indebtedness for Borrowed Money or subjecting any asset or property of the Company to any Lien or evidencing any Indebtedness, (f) guaranty of any Indebtedness, (g) other than as set forth in Schedule 2.13(a) hereto, lease or agreement under which the Company is lessee of or holds or operates any property, real or personal, owned by any other Person under which payments to such Person exceed $25,000 per year or with an unexpired term (including any period covered by an option to renew exercisable by any other party) of more than 60 days, (h) lease or agreement under which the Company is lessor or permits any Person to hold or operate any property, real or personal, owned or controlled by the Company, (i) agreement granting any preemptive right, right of first refusal or similar right to any Person, (j) agreement or arrangement with any Affiliate or any “associate” (as such term is defined in Rule 405 under the Securities Act) of the Company or any present or former officer, director or stockholder of the Company, (k) agreement obligating the Company to pay any royalty or similar charge for the use or exploitation of any tangible or intangible property, including intellectual property(1) covenant not to compete or other restriction on its ability to conduct a business or engage in any other activity, (m) distributor, dealer, manufacturer’s representative, sales agency, franchise or advertising contract or commitment, (n) agreement to register securities under the Securities Act, (o) collective bargaining agreement, or (p) agreement or other commitment or arrangement with any Person continuing for a period of more than three months from the Closing Date which involves an expenditure or receipt by the Company in excess of $25,000.  Except as set forth on Schedule 2.13(b), none of the agreements, contracts, leases, instruments or other documents or arrangements listed in Schedule 2.13(a) through Schedule 2.13(d) hereto requires the consent of any of the parties thereto other than the Company to permit the contract, agreement, lease, instrument or other document or arrangement to remain effective following consummation of the Exchange and the other transactions contemplated hereby.

 (c)           Schedule 2.13(c) hereto contains a true and complete list of all insurance policies and insurance coverage with respect to the Company, and its business, premises, properties, assets, employees and agents.  Such policies and binders are in full force and effect.  The Company has no knowledge as of the date of this Agreement of any threatened termination of, or material premium increase with respect to, any of such policies or bonds.  At all times prior to the Closing Date, the Company has maintained what it reasonably believes are appropriate and adequate insurance policies covering the Company’s assets and all aspects of its business.  As of the date of this Agreement, there is no material claim pending under any of the Company’s insurance policies or fidelity bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds.

 (d)           Schedule 2.13(d) hereto contains a true and complete list of all patents, patent applications, trade names, trademarks, trademark registrations and applications, copyrights, copyright registrations and applications, and licenses, both domestic and foreign, presently owned, possessed, used or held by the Company; and, except as set forth in Schedule 2.16 hereto, the Company owns the entire right, title and interest in and to the same, free and clear of all Liens and restrictions.  Schedule 2.13(d) also contains a true and complete list of all licenses granted to or by the Company with respect to the foregoing.  Except as set forth on Schedule 2.13(d), none of the Company’s patents, patent applications, trade names, trademarks, trademark registrations and applications, copyrights, copyright registrations and applications and grants of licenses set forth in Schedule 2.13(d) are subject to any pending or, to the knowledge of the Company, threatened challenge.  Neither the execution nor delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will give any licensor or licensee of the Company any right to change the terms or provisions of, terminate or cancel, any license to which either of the Company is a party.

 (e)           The Company has furnished to Parent true and complete copies of all agreements and other documents requested by Parent.  The Company has in all material respects performed all obligations required to be performed by it to date and is not in default in any respect under any of the contracts, agreements, leases, documents, commitments or other arrangements to which it is a party or by which it or any of its property is otherwise bound or affected, and no event has occurred which, with notice or lapse of time or both would constitute a breach, violation or default thereof or permit termination or modification thereof or acceleration thereunder that would have, either individually or in the aggregate, a Company Material Adverse Effect.  To the knowledge of the Company, all parties to Company Material Contracts are in substantial compliance therewith and none are in material default thereunder, and no event has occurred which, with notice or lapse of time or both would constitute a breach, violation or default thereof or permit termination or modification thereof or acceleration thereunder that would have, either individually or in the aggregate, a Company Material Adverse Effect.  Each Company Material Contract is a valid agreement, binding, in full force and effect and, to the knowledge of the Company, enforceable by the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. The Company has not waived any right under any Company Material Contract that would have, either individually or in the aggregate, a Company Material Adverse Effect.

2.14           Suppliers.  Schedule 2.14 hereto contains a true and complete list of the five (5) largest suppliers, as measured by the Company’s purchase of goods or services from such suppliers during each of the two years ended December 31, 2008 and December 31, 2007.  Except as set forth on Schedule 2.14, in the last twelve (12) months, no such supplier (i) has cancelled, suspended or otherwise terminated its relationship with the Company or (ii) has advised the Company of its intention to cancel, suspend or otherwise terminate its relationship with the Company, to increase its pricing or reduce its discounts for the Company, to curtail its accommodations, sales or the scope of service to the Company, or to adversely change the terms upon which it sells products or services to the Company.  Except as set forth on Schedule 2.14, the Company is not aware that any supplier listed on Schedule 2.14 intends to cancel, suspend or terminate its relationship with the Company, increase its pricing for the Company other than in the ordinary course of business, curtail its accommodations, sales or the scope of services to the Company, or adversely change the terms upon which it sells products or services to the Company (including, without limitation, as a result of the consummation of the transactions contemplated by this Agreement).

2.15           Inventory.  Schedule 2.15 hereto sets forth a true and complete listing of all raw material inventories, warehouse stock, parts, inventories, material, supplies, work-in-process and finished products, including without limitation, packaging and shipping materials (the “Inventory”) used or held for sale by the Company as of December 31, 2008.   All of the Company’s Inventory consists of items which are (i) in conformity with applicable specifications, (ii) in good and merchantable condition, of a quality and quantity suitable and usable or salable in the ordinary course of business consistent with past practices at prices at least equal to their value on the Company’s books, (iii) not slow moving, damaged, below standard quality or defective, (iv) in quantities not exceeding six (6) months requirements of the Company based on the use or sales rate therefore since the Company’s inception and (v) in compliance with all laws affecting their sale and use.  The Company does not hold any material item of Inventory on consignment nor does it have title to any material items of Inventory in the possession of others.  Except as set forth on Schedule 2.15, the Company has good and marketable title to all of such Inventory, free and clear of any Liens.  All of the Inventory is located at the places identified on Schedule 2.15.  The Company is not under any liability or obligation with respect to the return of Inventory in the possession of its customers.

2.16           Accounts Payable.  Schedule 2.16 hereto contains a true and complete list of all accounts payable of the Company as of the date hereof, including a breakdown in each case of the name of the creditor, the amount payable and the date on which such account became payable (the “Company Accounts Payable”).  All of the Company Accounts Payable were incurred in the ordinary course of business in connection with the Company’s business and become due no later than sixty (60) days after the date of this Agreement.

2.17           Employees.

 (a)           Schedule 2.17 hereto contains a true and complete list as of the Closing Date of the employees employed by the Company, indicating the title of and a description of any agreements concerning such employees and a listing of the rate of all current compensation payable by the Company to each employee.

 (b)           Except for such violations as would not, either individually or in the aggregate, have a Company Material Adverse Effect, the Company is in full compliance with all applicable laws regarding employment, wages, hours, benefits, equal opportunity, collective bargaining, the payment of Social Security and other taxes, occupational safety and health and plant closing.   To the knowledge of the Company, the Company is not liable for the payment of any compensation, damages, taxes, fines, penalties or other amounts, however designated, for failure to comply with any of the foregoing laws.  To the knowledge of the Company, no director, officer or employee of the Company is a party to, or is otherwise bound by, any contract (including any confidentiality, non-competition or proprietary rights agreement) with any other party that in any way adversely affects or will materially affect (a) the performance of his or her duties as a director, officer or employee of the Company or (b) the ability of the Company to conduct its business.  Except as set forth in Schedule 2.17 hereto, and other than pursuant to ordinary arrangements of employment compensation, the Company is not under any obligation or liability to any officer, director, employee or Affiliate of the Company.

 (c)           Except as set forth on Schedule 2.17 hereto, (i) the Company has not entered into any collective bargaining agreements with respect to the employees, (ii) there are no written personnel policies applicable to the employees generally, other than employee manuals, true and complete copies of which have previously been provided or made available to Parent, (iii) there is no labor strike, dispute, slowdown or work stoppage or lockout pending or, to the knowledge of the Company, threatened against or affecting the Company and during the past three years there has been no such action, (iv) to the knowledge of the Company, no union organization campaign is in progress with respect to any of the employees, and no question concerning representation exists respecting such employees, (v) there is no unfair labor practice, charge or complaint pending or, to the knowledge of the Company, threatened against the Company, and (vi) the Company has not entered into any agreement, arrangement or understanding restricting its ability to terminate the employment of any or all of its employees at any time, for any lawful or no reason, without penalty or liability.

2.18           Tax Returns and Audits.  All required Tax Returns of the Company have beenaccurately and completely prepared in all material respects and duly and timely filed, and all Taxes required to be paid with respect to the periods covered by such returns have been paid to the extent that the same are material and have become due.  The Company is not and has not been delinquent in the payment of any Tax.  The Company has not had a Tax deficiency assessed against it.  None of the Company’s federal income Tax Returns nor any state or local income or franchise Tax Returns has been audited by governmental authorities.  To the knowledge of the Company, there has been no material issue raised or material adjustment proposed (and none is pending) by the Internal Revenue Service or any other taxing authority in connection with any of the Company’s Tax Returns.  No waiver or extension of any statute of limitations as to any material federal, state, local or foreign Tax matter has been given by or requested from the Company.  The reserves for Taxes reflected in the Company Financial Statements for the year ended December 31, 2008 are sufficient for the payment of all unpaid Taxes payable by the Company with respect to the period ended on December 31, 2008.  The Company shall establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all unpaid Taxes by the Company for the period from December 31, 2008 through the Closing Date.  There are no federal, state, local or foreign audits, actions, suits, proceedings, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns of the Company now pending or, to the knowledge of the Company, threatened.  The Company has not received any notice of any proposed audits, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns.  For the purposes of this Section 2.18, a Tax is due (and must therefore either be paid or adequately reserved against in the Company’s Financial Statements) only on the last date payment of such Tax can be made without interest or penalties, whether such payment is due in respect of estimated Taxes, withholding Taxes, required Tax credits or any other Tax.

2.19           Intellectual Property.

 (a)           Except as set forth on Schedule 2.13(d) hereto, the Company does not own, use or license any Intellectual Property in its business as presently conducted.

 (b)           Except as set forth on Schedule 2.19 hereto, the Company (i) owns or has the right to use, free and clear of all Liens, claims and restrictions, all patents, trademarks, service marks, trade names, copyrights, licenses and other rights with respect to the foregoing used in or necessary for the conduct of its business as now conducted or proposed to be conducted without infringing upon a claimed right of any Person under or with respect to any of the foregoing and (ii) is not obligated to make any payments by way of royalties, fees or otherwise to any owner or licensor of, any patent, trademark, service mark, trade name, copyright or other intangible asset, with respect to the use thereof or in connection with the conduct of its business.

 (c)           To the knowledge of the Company, the Company owns or has the unrestricted right to use all trade secrets, if any, including know-how, negative know-how, formulas, patterns, programs, devices, methods, techniques, inventions, designs, processes, computer programs and technical data (collectively, “Intellectual Property”) required for the development, operation and sale of its products, and all related technologies, products and services.

 (d)           To the knowledge of the Company, none of the operation of the business of the Company, has ever infringed, misappropriated, violated or conflicted with the Intellectual Property rights of any third party.  To the knowledge of the Company, no person or entity has infringed, misappropriated, or otherwise violated any of the Company’s Intellectual Property rights.  No action, claim or proceeding has been asserted or is pending or, to the knowledge of the Company, threatened (including by way of any cease and desist demands or unsolicited offers of license) against the Company or by the Company related to any of the Company’s Intellectual Property rights.

2.20           No Stock Option Plan; Employee Benefit Plans; ERISA.

 (a)           The Company has no stock option plans providing for the grant by the Company of stock options to directors, officers, employees or any other person.

 (b)           The consummation of the transactions contemplated hereby, alone or in combination with another event, with respect to each director, officer, employee and consultant of the Company, will not result in (a) any payment (including, without limitation, severance, unemployment compensation or bonus payments) becoming due from the Company, (b) any increase in the amount of compensation or benefits payable to any such individual or (c) any acceleration of the vesting or timing of payment of compensation payable to any such individual.  No agreement, arrangement or other contract of the Company provides benefits or payments contingent upon, triggered by, or increased as a result of a change in the ownership or effective control of the Company.

 (c)           Except as set forth on Schedule 2.20 hereto, there are no “employee benefit plans” (within the meaning of Section 3(3) of the ERISA) nor any other employee benefit or fringe benefit arrangements, practices, contracts, policies or programs other than programs merely involving the regular payment of wages, commissions, or bonuses established, maintained or contributed to by the Company.  The plans listed in Schedule 2.20 are hereinafter referred to as the “Company Employee Benefit Plans.”

 (d)           All current and prior material documents, including all amendments thereto, with respect to each Company Employee Benefit Plan have been given to Parent or its advisors if requested by them.

 (e)           All Company Employee Benefit Plans are in material compliance with the applicable requirements of ERISA, the Internal Revenue Code of 1986, as amended (the “Code”), and any other applicable state, federal or foreign law.

 (f)           There are no pending or, to the knowledge of the Company, threatened, claims or lawsuits which have been asserted or instituted against any Company Employee Benefit Plan, the assets of any of the trusts or funds under the Company Employee Benefit Plans, the plan sponsor or the plan administrator of any of the Company Employee Benefit Plans or against any fiduciary of a Company Employee Benefit Plan with respect to the operation of such plan.

 (g)           There is no pending or, to the knowledge of the Company, threatened, investigation or pending or possible enforcement action by the Pension Benefit Guaranty Corporation, the Department of Labor, the Internal Revenue Service or any other government agency with respect to any Company Employee Benefit Plan.

 (h)           No actual or, to the knowledge of the Company, contingent, liability exists with respect to the funding of any Company Employee Benefit Plan or for any other expense or obligation of any Company Employee Benefit Plan, except as disclosed on the Company Financial Statements or the Company’s disclosure schedules to this Agreement and, to the knowledge of the Company, no contingent liability exists under ERISA with respect to any “multi-employer plan,” as defined in Section 3(37) or Section 4001(a)(3) of ERISA.

2.21           Title to Property and Encumbrances.  The Company has good, valid and marketable title to all properties and assets used in the conduct of its business free of all Liens and other encumbrances, except Permitted Liens and such ordinary and customary imperfections of title, restrictions and encumbrances as could not reasonably be expected to have a Company Material Adverse Effect.

2.22           Litigation.  Except as set forth on Schedule 2.22 hereto, there is no legal action, suit, arbitration or other legal, administrative or other governmental proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or its properties, assets or business that could reasonably be expected to have a Company Material Adverse Effect.  The Company is not in default with respect to any order, writ, judgment, injunction, decree, determination or award of any court or any governmental agency or instrumentality or arbitration authority.

2.23           Licenses.  The Company possesses from the appropriate governmental authorities all licenses, permits, authorizations, approvals, franchises and rights necessary for the Company to engage in the business currently conducted by it (except for those the absence of which would not reasonably be expected to have a Company Material Adverse Effect), and all are in full force and effect. The business of the Company has been operated in compliance with all applicable laws, rules, regulations, codes, ordinances, orders, policies and guidelines of all governmental authorities, except for violations which, individually or in the aggregate, could not reasonably be expected to result in a Company Material Adverse Effect.

2.24           Interested Party Transactions.  Except as set forth on Schedule 2.24 hereto, no officer, director or stockholder of the Company or any Affiliate or “associate” (as such term is defined in Rule 405 under the Securities Act) of any such Person or the Company has or has had, either directly or indirectly, (a) an interest in any Person that (i) furnishes or sells services or products that are furnished or sold or are proposed to be furnished or sold by the Company or (ii) purchases from or sells or furnishes to the Company any goods or services; or (b) a beneficial interest in any contract or agreement to which the Company is a party or by which it may be bound or affected.  There are no loans or other extensions of credit in any form made by the Company to any director or executive officer of the Company.

2.25           Banks; Powers of Attorney.  Schedule 2.25 hereto sets forth (a) the names and locations of all banks, trust company, savings and loan associations and other financial institutions at which the Company maintains safe deposit boxes or accounts of any nature to which it has access, and of all Persons authorized to draw thereon, make withdrawals therefrom or have access thereto and (b) the names of all persons to whom the Company has granted a power of attorney, other than powers of attorney which have been terminated or have lapsed.

2.26           Environmental Matters.  The Company is, and has at all times been, in compliance in all material respects with all applicable Environmental Laws.  The Company has never received any written notice from a governmental authority that alleges that the Company is materially violating any Environmental Law. To the knowledge of the Company, no current or prior owner of any property leased or controlled by the Company has received any written notice from a governmental authority that alleges that such current or prior owner or the Company is materially violating any Environmental Law.

2.27           Investment Company.  The Company is not, and is not an Affiliate of, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act.

2.28           Certain Business Practices.  None of the Company or, to the knowledge of the Company, any of its directors or officers, agents or employees, has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iii) made any payment in the nature of criminal bribery.

2.29           Disclosure.  No representation or warranty by the Company herein and no information disclosed in the disclosure schedules or exhibits hereto by the Company, when considered as a whole together with all other information furnished to Parent, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.  The “jumbo” Current Report on Form 8-K referred to in Section 5.18 below is complete and accurate in all material respects and furnishes, in all material respects, all of the information required to be furnished in such filing; provided, however, that the Company does not represent and warrant the accuracy of information provided by Parent.

3.           Representations and Warranties of Parent.  Parent hereby represents and warrants to the Company, except as set forth in Parent’s disclosure schedules attached hereto, as follows:

3.1           Organization, Standing and Qualification.  Parent is a corporation duly organized and existing in good standing under the laws of the State of Delaware.  Parent has heretofore delivered to the Company complete and correct copies of its Certificate of Incorporation and By-laws as now in effect.  Parent has full corporate power and authority to carry on its business as it is now being conducted and to own and lease its properties and assets.  Except as set forth on Schedule 3.1, Parent does not have any subsidiaries or direct or indirect interest (by way of stock ownership or otherwise) in any firm, corporation, limited liability company, partnership, association or business. Parent is duly qualified to conduct business as a foreign corporation and is in good standing in each jurisdiction wherein the nature of its activities or its properties owned or leased makes such qualification necessary, except where the failure to be so qualified could not reasonably be expected to have a Parent Material Adverse Effect.  True, correct and complete copies of the organizational documents of Parent have been delivered to the Company prior to the execution of this Agreement, and no action has been taken to amend or repeal such organizational documents.   Parent is not in violation or breach of any of the provisions of its organizational documents, except for such violations or breaches as would not have a Parent Material Adverse Effect.

3.2           Corporate Authority.  Parent has full corporate power and authority to enter into this Agreement and the other agreements to be made pursuant thereto, and to carry out the transactions contemplated hereby, including the Exchange. All corporate acts and proceedings required for the authorization, execution, delivery and performance of this Agreement, and such other agreements and documents by Parent in connection therewith have been duly and validly taken or will have been so taken prior to the Closing. The Board of Directors of Parent, at a meeting duly called and held, has determined that this Agreement and the transactions contemplated by this Agreement are advisable and in the best interests of Parent’s stockholders and has duly authorized this Agreement and the transactions contemplated by this Agreement.

3.3           Binding Obligations.  This Agreement constitutes the legal, valid and binding obligation of Parent, and is enforceable against Parent, in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

3.4           Capitalization.

 (a)           The authorized capital stock of Parent consists of (i) 750,000,000 shares of Parent Common Stock, of which 33,056,161 shares are issued and outstanding, and (ii) 1,000,000 shares of preferred stock, 200,000 of which are designated Series A Preferred Stock of which 155,557 are issued and outstanding, prior to taking into consideration the issuance of Parent Common Stock in the Exchange.  Parent has 1,555,570 shares of Parent Common Stock reserved for issuance upon the conversion of the Series A Preferred Stock, 668,150 shares of Parent Common Stock reserved for issuance upon the exercise of stock options issued under Parent’s stock option plans and 275,000 shares of Parent Common Stock reserved for issuance upon the exercise of warrants.  No other shares of capital stock are reserved for issuance to any party, including upon the conversion of any outstanding convertible notes, debentures or securities. Except as set forth on Schedule 3.4 hereto, Parent has no outstanding options, warrants, rights, calls, preemptive rights, subscriptions or commitments to issue any Equity Securities of Parent. Schedule 3.4 describes any such outstanding instruments including grant date, exercise price, vesting status (and vesting schedule if unvested) if applicable and expiration date, but does not detail outstanding issuances under all Parent stock options plans, which is set forth separately in Schedule 3.21(a). To the knowledge of Parent, the certificate of the Transfer Agent delivered pursuant to Section 6.3(e) hereof reflects a true and complete list of Parent’s stockholders and their stock holdings as of the certificate’s date.

 (b)           There is no plan or arrangement to issue capital stock by Parent except as set forth in this Agreement. Except as contemplated by this Agreement, there are no registration rights.  There is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which Parent is a party or by which it is bound with respect to any Equity Securities of Parent.

 (c)           There are no outstanding contractual obligations (contingent or otherwise) of Parent to retire, repurchase, redeem or otherwise acquire any outstanding shares of capital stock of, or other ownership interests in, Parent or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity or person.

3.5           Validity of Shares.

 (a)           All outstanding shares of the capital stock of Parent are (i) validly issued and outstanding, fully paid and non-assessable, (ii) were not issued in violation of the preemptive rights of any person, (iii) were issued in transactions that were (A) exempt from the registration and prospectus delivery requirements of the Securities Act, (B) registered or qualified (or were exempt from registration or qualification) under the registration or qualification requirements of all applicable state securities laws and (C) accomplished in conformity with all other applicable securities laws.

 (b)           The 155,194,563 shares of Parent Common Stock to be issued at the Closing pursuant to Section 1.3(a) hereof, when issued and delivered in accordance with the terms hereof, shall be duly and validly issued, fully paid and non-assessable and not in violation of any preemptive rights.  Based, in part, on the representations and warranties of the Stockholders as contemplated by Section 4 hereof and assuming the accuracy thereof, the issuance of the Parent Common Stock upon the Exchange pursuant to Section 1.3(a) hereof will be exempt from the registration and prospectus delivery requirements of the Securities Act and from the qualification or registration requirements of any applicable state blue sky or securities laws.

3.6           SEC Reporting and Compliance.

 (a)           Parent filed a series of registration statements under the Securities Act. The most recent such registration statement was on Form SB-2 (No. 333-124274) which became effective on June 9, 2006, and has not been withdrawn.  To the knowledge of Parent, all shares held by selling stockholders in such registration statements, other than those held by Affiliates of Parent, have been sold in accordance with the Plan of Distribution set forth in each such registration statement.

 (b)           Parent has filed with the Commission all registration statements, proxy statements, information statements, reports, schedules, forms and other documents required to be filed pursuant to the Securities Act, the Exchange Act and the rules and regulations of the Commission on a timely basis (or has received a valid extension of such time of filing and has filed any such reports or other documents prior to the expiration of any such extension).  Parent has not filed with the Commission a certificate on Form 15 pursuant to Rule 12h-3 of the Exchange Act.

 (c)           Parent has delivered or made available to the Company as requested true and complete copies of its registration statements (including all amendments thereto and supplements to the prospectus contained therein) and reports (collectively, the “Parent SEC Documents”) filed by Parent with the Commission.  The Parent SEC Documents, as of their respective dates (or, if amended, supplemented or superseded by a filing prior to the date hereof, then as of the date of such amendment, supplement or superseding filing) complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission promulgated thereunder applicable thereto, and did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading.

 (d)           Except as set forth on Schedule 3.6, Parent has not filed, and nothing has occurred with respect to which Parent would be required to file, any Current Report on Form 8-K since July 30, 2008.

 (e)           Parent is not, and is not an Affiliate of, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act.

 (f)           The shares of Parent Common Stock are quoted on the Over-the-Counter (OTC) Bulletin Board under the symbol “IONN.OB,” and Parent is in compliance in all material respects with all rules and regulations of the OTC Bulletin Board applicable to it and the Parent Common Stock.

 (g)           The Parent SEC Documents include all certifications and statements required of it, if any, by (i) Rule 13a-14 or 15d-14 under the Exchange Act, and (ii) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002), and each of such certifications and statements contain no qualifications or exceptions to the matters certified therein other than a knowledge qualification, permitted under such provision, and have not been modified or withdrawn and neither Parent nor any of its officers has received any notice from the Commission or any other governmental entity questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications or statements.

3.7           Financial Statements.  The balance sheets, and statements of income, changes in financial position and stockholders’ equity contained in the Parent SEC Documents, and Parent’s audited balance sheets as of December 31, 2008 and December 31, 2007, and audited statements of operations, changes in stockholders’ equity and cash flows for the years then ended, together with the related independent auditors’ report of Marcum & Kliegman LLP, Parent’s independent registered public accounting firm, (collectively, the “Parent Financial Statements”) attached as Schedule 3.7 hereto, (i) have been prepared in accordance with GAAP applied on a basis consistent with prior accounting periods and throughout the periods indicated (and, in the case of unaudited financial information, on a basis consistent with year-end audits), (ii) are in accordance with the books and records of Parent, and (iii) present fairly in all material respects the financial condition of Parent at the dates therein specified and the results of its operations and changes in financial position for the periods therein specified.

3.8           Events Subsequent to Parent Financial Statements.  Except as set forth in Parent’s Annual Report on Form 10-K for the year ended December 31, 2008 as filed with the Commission on March 27, 2009 (the “2008 Form 10-K”), Parent’s Quarterly Report on Form 10-Q for the three months ended March 31, 2009, as filed with the Commission on May 12, 2009, or on Schedule 3.8 hereto, since December 31, 2008, there has not been:

 (a)           any sale, lease, transfer, license or assignment of any assets, tangible or intangible, of Parent;

 (b)           any damage, destruction or property loss, whether or not covered by insurance, affecting adversely the properties or business of Parent;

 (c)           any declaration or setting aside or payment of any dividend or distribution with respect to the shares of capital stock of Parent or any redemption, purchase or other acquisition of any such shares;

 (d)           any subjection to any lien on any of the assets, tangible or intangible, of Parent;

 (e)           any incurrence of indebtedness or liability or assumption of obligations by Parent;

 (f)           any waiver or release by Parent of any right of any material value;

 (g)           any compensation or benefits paid to officers or directors of Parent;

 (h)           any change made or authorized in the Certificate of Incorporation or By-laws of Parent;

 (i)           any loan to or other transaction with any officer, director or stockholder of Parent giving rise to any claim or right of Parent against any such person or of such person against Parent; or

 (j)           any material adverse change in the condition (financial or otherwise) of the respective properties, assets, liabilities or business of Parent.

3.9           Liabilities.  Except as otherwise disclosed in the Parent Financial Statements or on Schedule 3.18 hereto, Parent does not have any liability or obligation whatsoever, either direct or indirect, matured or unmatured, accrued, absolute, contingent or otherwise.  In addition, Parent represents that upon Closing, Parent will not have any liability or obligation whatsoever, either direct or indirect, matured or unmatured, accrued, absolute, contingent or otherwise.  Furthermore, there is no pending proceeding that has been commenced against Parent that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement.  To the knowledge of Parent, no such proceeding has been threatened.

3.10           Tax Matters.  Parent has duly filed all federal, state, local and foreign Tax Returns required to be filed by it with the Internal Revenue Service or other applicable taxing authority.  Parent has paid, or adequately reserved against in Parent’s Financial Statements, all material taxes due and payable by it.  To the knowledge of Parent, there has been no material issue raised or material adjustment proposed (and none is pending) by the Internal Revenue Service or any other taxing authority in connection with any of Parent’s Tax Returns.  No waiver or extension of any statute of limitations as to any material federal, state, local or foreign Tax matter has been given by or requested from Parent.  For the purposes of this Section 3.10, a Tax is due (and must therefore either be paid or adequately reserved against in Parent’s Financial Statements) only on the last date payment of such Tax can be made without interest or penalties, whether such payment is due in respect of estimated Taxes, withholding Taxes, required Tax credits or any other Tax. In addition, Parent represents that as of the date hereof, Parent has the net operating loss carry-forwards set forth on Schedule 3.10 hereto.

3.11           Governmental Consents.  All consents, approvals, orders or authorizations of, or registrations, qualifications, designations, declarations, or filings with any federal or state governmental authority on the part of Parent required in connection with the consummation of the Exchange have been obtained prior to, and are effective as of, the Closing, other than post-Exchange filings pursuant to applicable state and federal securities laws which Parent undertakes to file within the applicable time periods.

3.12           Compliance with Laws and Instruments.  The execution, delivery and performance by Parent of this Agreement and the consummation by it of the transactions contemplated by this Agreement, including the Exchange:  (a) will not require any authorization, consent or approval of, or filing or registration with, any court or governmental agency or instrumentality, except (i) such as shall have been obtained prior to the Closing, (ii) post-Exchange filings pursuant to applicable state and federal securities laws which Parent undertakes to file within the applicable time periods or (iii) as set forth on Schedule 3.12 hereto; (b) will not cause Parent to violate or contravene (i) any provision of law, (ii) any rule or regulation of any agency or government, (iii) any order, judgment or decree of any court, or (iv) any provision of its Certificate of Incorporation or By-laws; (c) will not violate or be in conflict with in a material manner, result in a material breach of or constitute (with or without notice or lapse of time, or both) a material default under, any indenture, loan or credit agreement, deed of trust, mortgage, security agreement or other material contract, agreement or instrument to which Parent is a party or by which Parent or any of its properties are bound or affected, except where any such violation, conflict, breach or default could not reasonably be expected to have a Parent Material Adverse Effect; and (d) will not result in the creation or imposition of any material Lien upon any property or asset of Parent.  To the knowledge of Parent, Parent is not in violation of, or (with or without notice or lapse of time, or both) in default under, any term or provision of its Certificate of Incorporation or By-laws, or any indenture, loan or credit agreement, deed of trust, mortgage, security agreement or any other material agreement or instrument to which Parent is a party or by which it or any of its properties are bound or affected, except as could not reasonably be expected to have a Parent Material Adverse Effect. The business of the Parent has been operated in compliance with all applicable laws, rules, regulations, codes, ordinances, orders, policies and guidelines of all governmental authorities, except for violations which, individually or in the aggregate, could not reasonably be expected to result in a Parent Material Adverse Effect.

3.13           Broker’s and Finder’s Fees.  No person, firm, corporation or other entity is entitled by reason of any act or omission of Parent to any broker’s or finder’s fees, commission or other similar compensation with respect to the execution and delivery of this Agreement, or with respect to the consummation of the transactions contemplated hereby, including the Exchange.

3.14           No General Solicitation.  In issuing the Parent Common Stock in the Exchange hereunder, neither Parent nor, to its knowledge, anyone acting on its behalf has offered to sell the Parent Common Stock by any form of general solicitation or advertising.

3.15           Litigation.  Except as set forth on Schedule 3.15 hereto, there is no legal action, suit, arbitration or other legal, administrative or other governmental proceeding pending or, to the knowledge of Parent, threatened against or affecting Parent or its properties, assets or business.  Parent is not in default with respect to any order, writ, judgment, injunction, decree, determination or award of any court or any governmental agency or instrumentality or arbitration authority.

3.16           Obligations to or by Stockholders.  Except as set forth in the 2008 Form 10-K or on Schedule 3.16 hereto, Parent has no liability or obligation or commitment to any stockholder of Parent or any Affiliate or “associate” (as such term is defined in Rule 405 under the Securities Act) of any stockholder of Parent, nor does any stockholder of Parent or any such Affiliate or associate have any liability, obligation or commitment to Parent.

3.17          Schedule of Assets and Contracts.

 (a)           Schedule 3.17(a) hereto contains a true and complete list of all real property leased by Parent, including a brief description of each item thereof and of the nature of Parent’s interest therein.  All the real property listed in Schedule 3.17(a) as being leased by Parent is held by Parent under valid and enforceable leases having the rental terms, termination dates and renewal and purchase options described in Schedule 3.17(a); and there is not, under any such lease, any existing default or event of default or event which with notice or lapse of time, or both, would constitute a default by Parent, and Parent has not received any notice or claim of any such default.  Parent does not own any real property.

 (b)           Schedule 3.17(b) contains a true and complete list of all of the Parent Material Contracts to which Parent is a party or by which Parent or its assets may be bound, in each case, as in effect as of the date of this Agreement.  Parent has delivered or otherwise made available to the Company or its counsel a true and correct copy of each written Parent Material Contract (including amendments thereto).  “Parent Material Contracts” include  any written or oral (a) agreement with any labor union, (b) agreement for the purchase of fixed assets or for the purchase of materials, supplies or equipment in excess of normal operating requirements, (c) agreement for the employment of any officer, individual employee or other Person on a full-time basis or any agreement with any Person for consulting services, (d) bonus, pension, profit sharing, retirement, stock purchase, stock option, deferred compensation, medical, hospitalization or life insurance or similar plan, contract or understanding with respect to any or all of the employees of Parent or any other Person, (e) indenture, loan or credit agreement, note agreement, deed of trust, mortgage, security agreement, promissory note or other agreement or instrument relating to or evidencing Indebtedness for Borrowed Money or subjecting any asset or property of Parent to any Lien or evidencing any Indebtedness, (f) guaranty of any Indebtedness, (g) other than as set forth on Schedule 3.17(a) hereto, lease or agreement under which Parent is lessee of or holds or operates any property, real or personal, owned by any other Person under which payments to such Person exceed $25,000 per year or with an unexpired term (including any period covered by an option to renew exercisable by any other party) of more than 60 days, (h) lease or agreement under which Parent is lessor or permits any Person to hold or operate any property, real or personal, owned or controlled by Parent, (i) agreement granting any preemptive right, right of first refusal or similar right to any Person, (j) agreement or arrangement with any Affiliate or any “associate” (as such term is defined in Rule 405 under the Securities Act) of Parent or any present or former officer, director or stockholder of Parent, (k) agreement obligating Parent to pay any royalty or similar charge for the use or exploitation of any tangible or intangible property, including intellectual property, (1) covenant not to compete or other restriction on its ability to conduct a business or engage in any other activity, (m) distributor, dealer, manufacturer’s representative, sales agency, franchise or advertising contract or commitment, (n) agreement to register securities under the Securities Act, (o) collective bargaining agreement, or (p) agreement or other commitment or arrangement with any Person continuing for a period of more than three months from the Closing Date which involves an expenditure or receipt by Parent in excess of $25,000.  Except as set forth on Schedule 3.17(b), none of the agreements, contracts, leases, instruments or other documents or arrangements listed in Schedule 3.17(a) through Schedule 3.17(d) hereto requires the consent of any of the parties thereto other than Parent to permit the contract, agreement, lease, instrument or other document or arrangement to remain effective following consummation of the Exchange and the transactions contemplated hereby.

 (c)           Schedule 3.17(c) hereto contains a true and complete list of all insurance policies and insurance coverage with respect to Parent, and its business, premises, properties, assets, employees and agents. Such policies and binders are, and at all times prior to the Closing will be, in full force and effect.  Parent has no knowledge as of the date of this Agreement of any threatened termination of, or material premium increase with respect to, any of such policies or bonds.  At all times prior to the Closing Date, Parent has maintained what it reasonably believes are appropriate and adequate insurance policies covering Parent’s assets and all aspects of its business.  As of the date of this Agreement, there is no material claim pending under any of Parent’s insurance policies or fidelity bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds.

 (d)           Schedule 3.17(d) hereto contains a true and complete list of all patents, patent applications, trade names, trademarks, trademark registrations and applications, copyrights, copyright registrations and applications, and grants of licenses, both domestic and foreign, presently owned, possessed, used or held by Parent; and Parent owns the entire right, title and interest in and to the same, free and clear of all Liens and restrictions. Schedule 3.17(d) also contains a true and complete list of all licenses granted to or by Parent with respect to the foregoing. Except as set forth on Schedule 3.17(d), none of Parent’s patents, patent applications, trade names, trademarks, trademark registrations and applications, copyrights, copyright registrations and applications and grants of licenses set forth in Schedule 3.17(d) are subject to any pending or, to the knowledge of Parent, threatened challenge.  Neither the execution nor delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will give any licensor or licensee of Parent any right to change the terms or provisions of, terminate or cancel, any license to which either of Parent is a party.

 (e)           Parent has furnished to the Company true and complete copies of all agreements and other documents requested by the Company.  Parent has in all material respects performed all obligations required to be performed by it to date and is not in default in any respect under any of the contracts, agreements, leases, documents, commitments or other arrangements to which it is a party or by which it or any of its property is otherwise bound or affected, and no event has occurred which, with notice or lapse of time or both would constitute a breach, violation or default thereof or permit termination or modification thereof or acceleration thereunder that would have, either individually or in the aggregate, a Parent Material Adverse Effect.  To the knowledge of Parent, all parties to Parent Material Contracts are in substantial compliance therewith and none are in material default thereunder, and no event has occurred which, with notice or lapse of time or both would constitute a breach, violation or default thereof or permit termination or modification thereof or acceleration thereunder that would have, either individually or in the aggregate, a Parent Material Adverse Effect.  Each Parent Material Contract is a valid agreement, binding, in full force and effect and, to the knowledge of Parent, enforceable by Parent in accordance with its terms, subject to (A) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (B) rules of law governing specific performance, injunctive relief and other equitable remedies. Parent has not waived any right under any Parent Material Contract that would have, either individually or in the aggregate, a Parent Material Adverse Effect.

3.18         Accounts Payable.  Schedule 3.18 hereto contains a true and complete list of all accounts payable of Parent as of the date hereof, including a breakdown in each case of the name of the creditor, the amount payable and the date on which such account became payable (the “Parent Accounts Payable”).  All of the Parent Accounts Payable were incurred in the ordinary course of business in connection with Parent’s business and become due no later than sixty (60) days after the date of this Agreement.

3.19         Employees.

  (a)           Except as set forth on Schedule 3.19 hereto, Parent has no employees, independent contractors or other Persons providing services to it.  Except for such violations as would not, either individually or in the aggregate, have a Parent Material Adverse Effect, Parent is in full compliance with all applicable laws regarding employment, wages, hours, benefits, equal opportunity, collective bargaining, the payment of Social Security and other taxes, occupational safety and health and plant closing.   To the knowledge of Parent, Parent is not liable for the payment of any compensation, damages, taxes, fines, penalties or other amounts, however designated, for failure to comply with any of the foregoing laws.  To the knowledge of Parent, no director, officer or employee of Parent is a party to, or is otherwise bound by, any contract (including any confidentiality, non-competition or proprietary rights agreement) with any other party that in any way adversely affects or will materially affect (a) the performance of his or her duties as a director, officer or employee of Parent or (b) the ability of Parent to conduct its business.  Except as set forth on Schedule 3.19 hereto, and other than pursuant to ordinary arrangements of employment compensation, Parent is not under any obligation or liability to any officer, director, employee or Affiliate of Parent.  Except as set forth on Schedule 3.19 hereto, each employee of Parent is employed on an at-will basis and Parent does not have any contract with any of its employees which would interfere with its ability to discharge its employees.

  (b)           Except as set forth on Schedule 3.19 hereto, (i) Parent has not entered into any collective bargaining agreements with respect to the employees, (ii) there are no written personnel policies applicable to the employees generally, other than employee manuals, true and complete copies of which have previously been provided or made available to the Company, (iii) there is no labor strike, dispute, slowdown or work stoppage or lockout pending or, to the knowledge of Parent, threatened against or affecting Parent and during the past three years there has been no such action, (iv) to the knowledge of Parent, no union organization campaign is in progress with respect to any of the employees, and no question concerning representation exists respecting such employees, (v) there is no unfair labor practice, charge or complaint pending or, to the knowledge of Parent, threatened against Parent, and (vi) Parent has not entered into any agreement, arrangement or understanding restricting its ability to terminate the employment of any or all of its employees at any time, for any lawful or no reason, without penalty or liability.

3.20         Interested Party Transactions.  Except as set forth on Schedule 3.20 hereto, no officer, director or stockholder of Parent or any Affiliate or “associate” (as such term is defined in Rule 405 of the Commission under the Securities Act) of any such party, has or has had, either directly or indirectly, (a) an interest in any Person which (i) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by Parent or (ii) purchases from or sells or furnishes to, or proposes to purchase from, sell to or furnish Parent any goods or services; or (b) a beneficial interest in any contract or agreement to which Parent is a party or by which it may be bound or affected. There are no loans or other extensions of credit in any form made by Parent to any director or executive officer of Parent.

3.21          Intellectual Property.

  (a)           Except as set forth on Schedule 3.17(d) hereto, Parent does not own, use or license any Intellectual Property in its business as presently conducted.

  (b)           Except as set forth on Schedule 3.21 hereto, Parent (i) owns or has the right to use, free and clear of all Liens, claims and restrictions, all patents, trademarks, service marks, trade names, copyrights, licenses and other rights with respect to the foregoing used in or necessary for the conduct of its business as now conducted or proposed to be conducted without infringing upon a claimed right of any Person under or with respect to any of the foregoing and (ii) is not obligated to make any payments by way of royalties, fees or otherwise to any owner or licensor of, any patent, trademark, service mark, trade name, copyright or other intangible asset, with respect to the use thereof or in connection with the conduct of its business.

  (c)           To the knowledge of Parent, Parent owns or has the unrestricted right to use all Intellectual Property required for the development, operation and sale of its products, and all related technologies, products and services.

  (d)           To the knowledge of Parent, none of the operation of the business of Parent, has ever infringed, misappropriated, violated or conflicted with the Intellectual Property rights of any third party.  To the knowledge of Parent, no person or entity has infringed, misappropriated, or otherwise violated any of Parent’s Intellectual Property rights.  No action, claim or proceeding has been asserted or is pending or, to the knowledge of Parent, threatened (including by way of any cease and desist demands or unsolicited offers of license) against Parent or by Parent related to any of Parent’s Intellectual Property rights.

3.22          Stock Option Plans; Employee Benefit Plans; ERISA.

  (a)           Except as set forth on Schedule 3.22(a) hereto, Parent has no stock option plans providing for the grant by Parent of stock options to directors, officers or employees.  Schedule 3.22(a) hereto contains a true and complete list of outstanding issuances under all Parent stock options plans, including grant date, exercise price, vesting status (and vesting schedule if unvested) and expiration date.

  (b)           Except as set forth on Schedule 3.22(b) hereto, the consummation of the transactions contemplated hereby, alone or in combination with another event, with respect to each director, officer, employee and consultant of Parent, will not result in (a) any payment (including, without limitation, severance, unemployment compensation or bonus payments) becoming due from Parent, (b) any increase in the amount of compensation or benefits payable to any such individual or (c) any acceleration of the vesting or timing of payment of compensation payable to any such individual.  No agreement, arrangement or other contract of Parent provides benefits or payments contingent upon, triggered by, or increased as a result of a change in the ownership or effective control of Parent.

  (c)           Except as set forth on Schedule 3.22(c) hereto, there are no “employee benefit plans” (within the meaning of Section 3(3) of the ERISA) nor any other employee benefit or fringe benefit arrangements, practices, contracts, policies or programs other than programs merely involving the regular payment of wages, commissions, or bonuses established, maintained or contributed to by the Company.  The plans listed in Schedule 3.22(c) are hereinafter referred to as the “Parent Employee Benefit Plans.”

  (d)           All current and prior material documents, including all amendments thereto, with respect to each Parent Employee Benefit Plan have been given to the Company or its advisors if requested by them.

  (e)           All Parent Employee Benefit Plans are in material compliance with the applicable requirements of ERISA, the Code and any other applicable state, federal or foreign law.

  (f)           There are no pending or, to the knowledge of Parent, threatened, claims or lawsuits which have been asserted or instituted against any Parent Employee Benefit Plan, the assets of any of the trusts or funds under the Parent Employee Benefit Plans, the plan sponsor or the plan administrator of any of the Parent Employee Benefit Plans or against any fiduciary of a Parent Employee Benefit Plan with respect to the operation of such plan.

  (g)           There is no pending or, to the knowledge of Parent, threatened, investigation or pending or possible enforcement action by the Pension Benefit Guaranty Corporation, the Department of Labor, the Internal Revenue Service or any other government agency with respect to any Parent Employee Benefit Plan.

  (h)           No actual or, to the knowledge of Parent, contingent, liability exists with respect to the funding of any Parent Employee Benefit Plan or for any other expense or obligation of any Parent Employee Benefit Plan, except as disclosed on the Parent Financial Statements or Parent’s disclosure schedules to this Agreement, and to the knowledge of Parent, no contingent liability exists under ERISA with respect to any “multi-employer plan,” as defined in Section 3(37) or Section 4001(a)(3) of ERISA.

3.23           Banks; Powers of Attorney.  Schedule 3.23 hereto sets forth (a) the names and locations of all banks, trust company, savings and loan associations and other financial institutions at which Parent maintains safe deposit boxes or accounts of any nature to which it has access, and of all Persons authorized to draw thereon, make withdrawals therefrom or have access thereto and (b) the names of all persons to whom Parent has granted a power of attorney, other than powers of attorney which have been terminated or have lapsed.

3.24           Environmental Matters.  Parent is, and has at all times been, in compliance in all material respects with all applicable Environmental Laws.  Parent has never received any written notice from a governmental authority that alleges that Parent is materially violating any Environmental Law. To the knowledge of Parent, no current or prior owner of any property leased or controlled by Parent has received any written notice from a governmental authority that alleges that such current or prior owner or Parent is materially violating any Environmental Law.

3.25           Certain Business Practices.  None of Parent or, to the knowledge of Parent, any of its directors or officers, agents or employees, has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iii) made any payment in the nature of criminal bribery.

3.26           Disclosure.  No representation or warranty by Parent herein and no information disclosed in the schedules or exhibits hereto by Parent, when considered as a whole together with all other information furnished to the Company, including in the 2008 Form 10-K, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

4.           Representations, Warranties and Covenants of the Stockholders.  Each of the Stockholders jointly represents and warrants to, and covenants with, Parent as follows:

4.1           Acts and Proceedings.  Such Stockholder has full right, power and authority to enter into, deliver and perform this Agreement and all acts and proceedings required for the authorization, execution and delivery of this Agreement and the performance of this Agreement by such Stockholder have been lawfully and validly taken.

4.2           No Conflicts.  The execution, delivery and performance by such Stockholder of this Agreement and each of the other documents contemplated hereby and the consummation by such Stockholder of the transactions contemplated hereby: (a) will not require the consent of any third party or any federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, (b) will not cause such Stockholder to violate or contravene (i) any provision of law, (ii) any rule or regulation of any agency or government or (iii) any order, judgment or decree of any court, and (c) will not violate or be in conflict with, result in a breach of or constitute (with or without notice or lapse of time, or both) a default under, any indenture, loan or credit agreement, deed of trust, mortgage, security agreement or other agreement or instrument to which such Stockholder is bound or affected.

4.3           Binding Obligation.  This Agreement and each of the other agreements and documents being entered into by such Stockholder in connection herewith constitutes the legal, valid and binding obligation of such Stockholder and is enforceable against such Stockholder in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

4.4           Title to Shares.  Such Stockholder is the record and beneficial owner of, and has good, valid and marketable title to, all Company Shares indicated on Schedule 1.1 hereto as being owned by such Stockholder, free and clear of all Liens except as indicated on Schedule 1.1 hereto.  The Stockholder and has good and marketable title to his, her or its Company Shares. Upon registering of Parent as the new owner of such Company Shares in the share register of the Company, Parent will receive good title to such Company Shares, free and clear of all Liens, and, to the knowledge of such Stockholder, equities and claims of any kind, voting trusts, shareholder agreements and other encumbrances.  Except as set forth on Schedule 2.5 hereto, such Stockholder is not a party to, nor is he, she or it bound or affected by, any voting trust, agreement or arrangement among any of the beneficial holders of Equity Securities of the Company affecting the exercise of the voting rights of such securities, and, to the knowledge of such Stockholder, there is no voting trust, agreement or arrangement among any of the other beneficial holders of Equity Securities of the Company affecting the exercise of the voting rights of such securities.

4.5           Information.  Such Stockholder has had an opportunity to ask and receive answers to any questions he, she or it may have had concerning Parent, the terms and conditions of the Exchange and the Parent Common Stock to be issued therein, and has obtained any additional information that he, she or it has requested and/or deems necessary.  To the full satisfaction of such Stockholder, he, she or it has been furnished with all materials that he, she or it has requested relating to Parent, the Exchange and the issuance of the Parent Common Stock hereunder.   Such Stockholder acknowledges that he, she or it can bear the economic risk of his, her or its investment, and has such knowledge and experience in financial and business matters that he, she or it is capable of evaluating the merits and risks of investment in Parent and the Parent Common Stock.

4.6           Resale of Stock.  Such Stockholder is acquiring Parent Common Stock to be purchased for himself, for herself or for itself from Parent for investment and for his, her or its own account, and not with a view to reselling or otherwise distributing any of said Parent Common Stock in violation of the Securities Act or the securities laws of any state; provided, however, that the provisions of this paragraph shall not prejudice such Stockholder’s right at all times to sell or otherwise dispose of all or any of the Parent Common Stock so acquired by such Stockholder pursuant to an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act. Such Stockholder has no present intention of selling or otherwise distributing Parent Common Stock, except in compliance with applicable securities laws.

4.7           No Finder’s Fee.  Such Stockholder has not created any obligation for any finder’s, investment banker’s or broker’s fee in connection with the transactions contemplated  hereby that the Company or Parent could reasonably be expected to be responsible for.

4.8           Non-Registration.  Such Stockholder understands that the Parent Common Stock has not been registered under the Securities Act and, if issued in accordance with the provisions of this Agreement, will be issued by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Stockholder’s representations as expressed herein. The non-registration shall have no prejudice with respect to any rights, interests, benefits and entitlements attached to the Parent Common Stock in accordance with Parent’s charter documents or the laws of its jurisdiction of incorporation.

4.9           Restricted Securities.  Such Stockholder understands that the Parent Common Stock is characterized as “restricted securities” under the Securities Act inasmuch as this Agreement contemplates that, if acquired by the Stockholder pursuant hereto, the Parent Common Stock would be acquired in a transaction not involving a public offering. The Stockholder further acknowledges that if the Parent Common Stock is issued to such Stockholder in accordance with the provisions of this Agreement, such Parent Common Stock may not be resold without registration under the Securities Act or the existence of an exemption therefrom. Such Stockholder represents that he, she or it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

4.10           Legends.  It is understood that the Parent Common Stock will bear the following legend or another legend that is similar to the following:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION REASONABLY ACCEPTABLE TO THE COMPANY.

and any legend required by the “blue sky” laws of any state to the extent such laws are applicable to the securities represented by the certificate so legended.

4.11           Accredited or Sophisticated Investor.  Such Stockholder is (a) an “accredited investor” within the meaning of Rule 501 under the Securities Act (as established pursuant to such Stockholder’s original subscription for Company Shares and confirmed as of the date hereof by such Stockholder’s execution of this Agreement) or, (b) alone or together with such Stockholder’s purchaser representative, a sophisticated investor that fully understands the transactions contemplated by this Agreement, and has such knowledge and experience in financial and business matters that he, she or it is capable of evaluating the merits and risks of the acquisition of Parent Common Stock hereby. If such stockholder is not an accredited investor, such Stockholder, a reasonable time prior to executing this Agreement, has been provided with, and has had a opportunity to review and ask questions with respect to, a substantially complete draft, with exhibits thereto, of the “jumbo” Current Report on Form 8-K, that Parent intends to file with respect to the transactions contemplated hereby, as well as the 2008 Form 10-K and Parent’s Quarterly Report on Form 10-Q for the three months ended March 31, 2009, as well as that certain “Supplemental Information Memorandum” dated May 10, 2009.

5.           Additional Agreements.

5.1           Access and Information.  The Company and Parent have and shall each continue to afford to the other and to the other’s accountants, counsel and other representatives full access, during normal business hours, throughout the period subsequent to the Closing until all filing requirements with respect to the Exchange are met, solely for the purposes of filing any documents required to be filed with the Commission, to all of its properties, books, contracts, commitments and records (including but not limited to tax returns) and during such period, each shall furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request, provided that no investigation pursuant to this Section 5.1 shall affect any representations or warranties made herein.  Each party shall hold, and shall cause its employees and agents to hold, in strict confidence, all such information (other than such information which:  (i) is already in such party’s possession; (ii) becomes generally available to the public other than as a result of a disclosure by such party or its directors, officers, managers, employees, agents or advisors; or (iii) becomes available to such party on a non-confidential basis from a source other than a party hereto or its advisors provided that such source is not known by such party to be bound by a confidentiality agreement with or other obligation of secrecy to a party hereto or another party until such time as such information is otherwise publicly available; provided, however, that (A) any such information may be disclosed to such party’s directors, officers, employees and representatives of such party’s advisors who need to know such information for the purpose of evaluating the transactions contemplated hereby (it being understood that such directors, officers, employees and representatives shall be informed by such party of the confidential nature of such information), (B) any disclosure of such information may be made as to which the party hereto furnishing such information has consented in writing, and (C) any such information may be disclosed pursuant to a judicial, administrative or governmental order or request; provided, however, that the requested party will promptly so notify the other party so that the other party may seek a protective order or appropriate remedy and/or waive compliance with this Agreement and if such protective order or other remedy is not obtained or the other party waives compliance with this provision, the requested party will furnish only that portion of such information which is legally required and will exercise its best efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded the information furnished).  If this Agreement is terminated, each party will deliver to the other all documents and other materials (including copies) obtained by such party or on its behalf from the other party as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof.

5.2           Commercially Reasonable Efforts.  Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.  In order to obtain any necessary governmental or regulatory action or non-action, waiver, consent, extension or approval, each of Parent and the Company agrees to take all reasonable actions and to enter into all reasonable agreements as may be necessary to obtain timely governmental or regulatory approvals and to take such further action in connection therewith as may be necessary.  In case at any time after the Closing any further action is necessary or desirable to carry out fully the provisions and purposes of this Agreement, including the transfer of the Company Shares to Parent, each Stockholder, and the proper officers and/or directors of Parent and the Company shall take all such necessary action. Following the Closing, the parties shall make their respective filings and any other required submissions under all applicable laws with respect to the Exchange and the other transactions contemplated hereby.

5.3           Publicity.  No party shall issue any press release or public announcement pertaining to the Exchange that has not been agreed upon in advance by Parent and the Company, except as Parent reasonably determines to be necessary in order to comply with the rules of the Commission or of the principal trading exchange or market for Parent Common Stock and after reasonable advance notice to the Company.

5.4           Directors and Officers.

 (a)           Parent has taken all action necessary to cause the number of members of the Board of Directors of Parent (the “Parent Board”) to be fixed at four (4). Effective as of the Closing, Frank S. Russo shall resign as a director of Parent. In accordance with Parent’s By-laws for filling newly-created board vacancies, Norman E. Corn and Stephen M. Deixler, existing Parent directors, will appoint Lalit Dhadphale and Wayne Corona to serve as additional directors of Parent effective as of the Closing. Mr. Deixler will resign as a director of Parent following the Closing, with his resignation to take effect only upon compliance by Parent with the provisions of Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 under that act.

 (b)           Norman E. Corn and Stephen M. Deixler shall resign as officers of Parent effective as of the Closing. The Parent Board, concurrently with the Closing, shall appoint the following individuals as Parent’s officers in the applicable positions appearing opposite such individuals’ names:

Lalit Dhadphale	Chief Executive Officer and President

Patrick E. Delaney	Chief Financial Officer and Treasurer

Wayne Corona	Secretary

5.5           Closing of Private Placement.  The Company has taken such actions as are necessary to close on the sale of at least $1,200,000 in the Private Placement, to accredited investors only, pursuant to Regulation D and Rule 506 promulgated under the Securities Act in accordance with and as described in the Memorandum.

5.6           Assumption of Company Agreements.  Effective as of the Closing, Parent shall assume the Company’s rights and obligations under the Private Placement Subscription Agreements, the Company Notes and the Company Warrants (collectively, the “Assumed Agreements”).  The Company obligations regarding additional share issuances and registration rights under the Assumed Agreements are set forth on Schedule 2.3(b) and Schedule 2.3(c) hereto.

5.7           Incentive Compensation Plan.  Following the Closing, Parent may establish a new incentive compensation plan under which the total number of shares of Parent Common Stock authorized for issuance shall be 30,000,000 shares of Parent Common Stock.  The new long-term incentive plan will be used for attracting and retaining employees, management, directors and outside consultants and shall be granted from time to time under the guidance and approval of Parent’s Compensation Committee, and in accordance with such plan.

5.8           Filing of “Jumbo” Current Report on Form 8-K.  Parent shall file, no later than four (4) business days after the Closing Date, a “jumbo” Current Report on Form 8-K, which discloses the consummation of the Exchange, and which also includes all information required to be reported with respect to a “reverse merger” transaction with a public “shell company” including, without limitation, the information required pursuant to Item 2.01(f) – Completion of Acquisition or Disposition of Assets and Item 5.06 – Change in Shell Company Status.

5.9           Filing of 14f-1.  Parent shall promptly following the Closing file with the SEC and transmit to its stockholders the information required by Rule 14f-1 under the Exchange Act with respect to the matters contemplated by Section 5.4 hereof.

6.           Closing; Deliveries.

6.1           Closing Date.  Subject to the terms and conditions set forth herein, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place simultaneously with the execution and delivery of this Agreement, and after the sale of at least $1,100,000 in the Private Placement  (the “Closing Date”).  All proceedings to be taken and all documents to be executed at the Closing, including those in connection with the Private Placement and this Agreement, shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed.  The Closing shall occur at the offices of Greenberg Traurig LLP referred to in Section 10.1 hereof.  Parent shall deliver to its Transfer Agent a letter of instruction to prepare and deliver to the Distribution Agent for delivery to each Stockholder the certificates representing the Parent Common Stock to be issued pursuant to Sections 1.1 and 1.3 hereof to them in accordance with Sections 1.4 and 4 hereof.  Such presentment for delivery shall be against delivery to Parent of the certificates, opinions, agreements and other instruments referred to in Section 6.2 below.  Parent will deliver at such Closing to the Company the certificates, agreements, instruments and opinion referred to in Section 6.3 below.  The Company and the Stockholders, as appropriate, will deliver at such Closing to Parent the certificates, agreements, instruments and opinion referred to in Section 6.2 below.  All of the other documents and certificates and agreements referenced in this Section 6 will also be executed as described therein.  The Company and Parent may waive compliance with any of the closing deliveries specified in this Section 6.  At or immediately following the Closing, Parent shall cause to be delivered to the Company all records and documents relating to Parent which Parent possesses, including, without limitation, books, records, government filings, tax returns, charter documents, corporate records, stock record books, consent decrees, orders, and correspondence, director and stockholder minutes and resolutions, stock ownership records, financial information and records, electronic files containing any financial information and records, and other documents associated with Parent.

6.2           Closing Deliveries of the Company and the Stockholders.  At Closing, the Company and the Stockholders, as appropriate, shall deliver the following documents to Parent:

 (a)           An opinion of Greenberg Traurig LLP, counsel for the Company, to the effect set forth on Exhibit A hereto.

 (b)           A certificate, dated the Closing Date, executed by the Company’s Secretary, certifying that:

 (i)           all consents, authorizations, orders and approvals of, and filings and registrations with, any court, governmental body or instrumentality that are required for the execution and delivery of this Agreement and the consummation of the Exchange shall have been duly made or obtained, and all material consents by third parties that are required for the Exchange have been obtained; and

 (ii)           no action or proceeding before any court, governmental body or agency has been threatened, asserted or instituted to restrain or prohibit, or to obtain substantial damages in respect of, this Agreement or the carrying out of the transactions contemplated by this Agreement.

 (c)           Copies of resolutions of the Board of Directors of the Company, certified by the Secretary of the Company, authorizing and approving the execution, delivery and performance of this Agreement and all other documents and instruments to be delivered pursuant hereto.

 (d)           A certificate of incumbency executed by the Secretary of the Company certifying the names, titles and signatures of the officers authorized to execute this Agreement and any documents referred to herein, and further certifying that the Certificate of Incorporation and By-laws of the Company appended thereto have been validly adopted and have not been amended or modified.

 (e)           All written consents, satisfactory in form and substance to Parent, from each party to the contracts listed in Schedule 2.13 consenting to the change in ownership upon the effectiveness of the Exchange, of all of the rights and interests of the Company in and to such contracts, except to the extent the failure to so obtain such consents could not reasonably be expected to have a Company Material Adverse Effect.

 (f)           Evidence as of a recent date of the good standing and existence of the Company issued by the Secretary of State of the State of Delaware and evidence that the Company is qualified to transact business as a foreign corporation and is in good standing in each of the State of Ohio and the State of Nevada.

 (g)           Stock certificates representing the Company Shares, duly endorsed for transfer to Parent.

 (h)           Such additional supporting documentation and other information with respect to the transactions contemplated hereby as Parent or its counsel may reasonably request.

6.3           Closing Deliveries of Parent.  At Closing, Parent shall deliver the following documents to the Company:

 (a)           An opinion of Moses & Singer LLP, counsel for Parent, to the effect set forth on Exhibit B hereto.

 (b)           A certificate, dated the Closing Date, executed by the Secretary of Parent, certifying that:

 (i)           all consents, authorizations, orders and approvals of, and filings and registrations with, any court, governmental body or instrumentality that are required for the execution and delivery of this Agreement and the consummation of the Exchange shall have been duly made or obtained, and all material consents by third parties required for the Exchange have been obtained; and

 (ii)           no action or proceeding before any court, governmental body or agency has been threatened, asserted or instituted to restrain or prohibit, or to obtain substantial damages in respect of, this Agreement or the carrying out of the transactions contemplated by this Agreement.

 (c)           Copies of resolutions of the Board of Directors of Parent, certified by the Secretary of Parent, authorizing and approving the execution, delivery and performance of this Agreement and the transactions contemplated hereby, including the Exchange and all other documents and instruments to be delivered by it pursuant hereto.

 (d)           A certificate of incumbency executed by the Secretary of Parent certifying the names, titles and signatures of the officers authorized to execute this Agreement and any documents referred to herein, and further certifying that the Certificate of Incorporation (including the Certificate of Designation of the Series A Preferred Stock) and By-laws of Parent appended thereto have been validly adopted and have not been amended or modified.

 (e)           A certificate of the Transfer Agent certifying as of the business day prior to the Closing Date, and before taking into consideration the Exchange, a true and complete list of the names and addresses of the record owners of all of the outstanding shares of Parent Common Stock, together with the number of shares of Parent Common Stock held by each record owner.

 (f)           An instruction letter from Parent to the Transfer Agent as provided for in Section 1.4 hereof accompanied by any opinion of Moses & Singer LLP, counsel for Parent, to be issued for the Transfer Agent’s benefit.

 (g)           The executed resignations of Stephen M. Deixler and Frank S. Russo as the directors of Parent and of Stephen M. Deixler and Norman E. Corn as officers of Parent, with Mr. Deixler’s director resignation to take effect only upon compliance by Parent with the provisions of Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 under that act.

 (h)           All written consents, satisfactory in form and substance to the Company, from each party to the contracts listed in Schedule 3.17 consenting to the change in ownership upon the effectiveness of the Exchange, of all of the rights and interests of Parent in and to such contracts, except to the extent the failure to so obtain such consents could not reasonably be expected to have a Parent Material Adverse Effect.

 (i)           Evidence as of a recent date of the good standing and corporate existence of Parent issued by the Secretary of State of the State of Delaware and evidence that Parent is qualified to transact business as a foreign corporation and is in good standing in the State of New Jersey.

 (j)           Such additional supporting documentation and other information with respect to the transactions contemplated hereby as the Company or its counsel may reasonably request.

7.           Survival of Representations and Warranties.  Except as set forth below, the representations and warranties provided for in this Agreement shall survive the Closing for one (1) year from the Closing Date for the benefit of the parties hereto and their successors and assigns.  The representations and warranties provided for in Sections 2.1, 2.2, 2.3, 2.5, 2.6, 2.18, 2.26, 3.1, 3.2, 3.4, 3.10 and 3.24 hereof shall survive the Closing and remain in full force and effect forever.  This Section 7 shall not limit any claim for fraud based on such representations and warranties. Nothing in this Section 7 shall impair or alter any covenant or agreement of the parties which by its terms contemplates performance after the Closing.

Notwithstanding anything to the contrary contained herein, any representations made to Parent by the Company shall also be deemed to be made for the benefit of the Parent stockholders who were such immediately prior to the execution of this Agreement (the “Pre-Exchange Parent Stockholders”) with respect to claims for fraud based on the Company’s representations and warranties, and only with respect to claims for fraud. Any Pre-Exchange Parent Stockholder may bring a claim for fraud based on such representations and warranties on behalf of all Pre-Exchange Parent Stockholders. Any recovery for such claim for fraud shall be solely for the benefit of the Pre-Exchange Parent Stockholders. Any stockholder of Parent who becomes such as a result of this Exchange hereby waives any rights to share in the benefits of any such recovery and acknowledges that any such recovery shall be for the sole benefit of the Pre-Exchange Parent Stockholders.

8.           Amendment of Agreement.  This Agreement may be amended or modified at any time in all respects by an instrument in writing executed by Parent and the Company, provided that any amendment that materially and adversely affects the rights or changes the obligation of any Stockholder (as opposed to the Company) shall require the consent of the Stockholders holding at least a majority of the Company Shares.

9.           Definitions.  Unless the context otherwise requires, the terms defined in this Section 9 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined.

“2008 Form 10-K” shall have the meaning assigned thereto in Section 3.8 hereof.

“Affiliate” shall mean any Person that directly or indirectly controls, is controlled by, or is under common control with, the indicated Person.

“Agreement” shall mean this Agreement.

“Assumed Agreements” shall have the meaning assigned thereto in Section 5.6 hereof.

“Closing” and “Closing Date” shall have the meanings assigned to such terms in Section 6.1 hereof.

“Code” shall have the meaning assigned thereto in Section 1.6 hereof.

“Commission” shall mean the U.S. Securities and Exchange Commission.

“Company” shall mean HealthWarehouse.com, Inc., a Delaware corporation.

“Company Accounts Payable” shall have the meaning assigned thereto in Section 2.16 hereof.

“Company Class A Shares” shall have the meaning assigned to it in Recitals.

“Company Class B Shares” shall have the meaning assigned to it in Recitals.

“Company Employee Benefit Plans” shall have the meaning assigned to it in Section 2.20 hereof.

“Company Financial Statements” shall have the meaning assigned thereto in Section 2.10 hereof.

“Company Material Adverse Effect” shall mean a material adverse effect on the properties, assets, liabilities or results of operations of the Company taken as a whole.

“Company Material Contract” shall have the meaning assigned thereto in Section 2.13(b) hereof.

“Company Notes” shall have the meaning assigned to it in Recitals.

“Company Shares” shall have the meaning assigned to it in Recitals.

“Company Warrants” shall have the meaning assigned to it in Recitals.

“Default” shall mean a default or failure in the due observance or performance of any covenant, condition or agreement on the part of the Company or Parent, as appropriate, to be observed or performed under the terms of this Agreement if such default or failure in performance shall remain unremedied for ten (10) days after receipt of written notice of such default.

“Distribution Agent” shall have the meaning assigned thereto in Section 1.4 hereof.

“Environmental Law” shall mean any law or legal requirement relating to pollution or protection of human health or the environment, including any law or legal requirement regulating emissions, discharges or releases of chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products or otherwise regulating the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products.

“Equity Security” shall mean any stock, interest or similar equity security of an issuer or any security (whether stock or Indebtedness for Borrowed Money) convertible, with or without consideration, into any stock, interest or similar equity security, or any security (whether stock or Indebtedness for Borrowed Money) carrying any warrant, option or right to subscribe to or purchase any stock, interest or similar equity security, or any such warrant, option or right.

“ERISA” shall mean the Employee Retirement Income Securities Act of 1974, as amended.

“Event of Default” shall mean (a) the failure of the Company or Parent, as appropriate, to pay any Indebtedness for Borrowed Money, or any interest or premium thereon, within five (5) days after the same shall become due, whether such Indebtedness shall become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise, (b) an event of default under any material agreement or instrument evidencing or securing or relating to any such Indebtedness, or (c) the failure of the Company or Parent, as appropriate, to perform or observe any material term, covenant, agreement or condition on its part to be performed or observed under any agreement or instrument evidencing or securing or relating to any such Indebtedness when such term, covenant or agreement is required to be performed or observed.

“Exchange” shall have the meaning assigned thereto in Recitals.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exchange Ratios” shall have the meaning assigned thereto in Section 1.3(a) hereof.

“GAAP” shall mean generally accepted accounting principles in the United States, as in effect from time to time.

“Indebtedness” shall mean any obligation of the Company or Parent, as appropriate, which under generally accepted accounting principles is required to be shown on the balance sheet of the Company or Parent, as appropriate, as a liability, excluding however, accounts payable, accrued expenses and other short term liabilities.

“Indebtedness for Borrowed Money” shall mean (a) all Indebtedness in respect of money borrowed including, without limitation, Indebtedness which represents the unpaid amount of the purchase price of any property and is incurred in lieu of borrowing money or using available funds to pay such amounts and not constituting an account payable or expense accrual incurred or assumed in the ordinary course of business of the Company or Parent, as appropriate, (b) all Indebtedness evidenced by a promissory note, bond or similar written obligation to pay money, or (c) all such Indebtedness guaranteed by the Company or Parent, as appropriate, or for which either of the Company or Parent, as appropriate, is otherwise contingently liable.

“Intellectual Property” shall have the meaning assigned to it in Section 2.19 hereof.

“Inventory” shall have the meaning assigned to it in Section 2.15 hereof.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended.

“knowledge” and “know” means, when referring to any person or entity, the actual knowledge of the Chief Executive Officer, President or Chief Financial Officer or the person or entity of the particular matter or fact with respect to which it is used.

“Lien” shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by statute or other law.

“Parent” shall mean Clacendix, Inc., a Delaware corporation.

“Parent Accounts Payable” shall have the meaning assigned thereto in Section 3.18 hereof.

“Parent Board” shall have the meaning assigned to it in Section 5.4(a) hereof.

“Parent Common Stock” shall have the meaning assigned to it in the Recitals.

“Parent Employee Benefit Plans” shall have the meaning assigned to it in Section 3.23(c) hereof.

“Parent Financial Statements” shall have the meaning assigned to it in Section 3.7 hereof.

“Parent Material Adverse Effect” shall mean a material adverse effect on the properties, assets, liabilities or results of operations of Parent taken as a whole.

“Parent Material Contract” shall have the meaning assigned to it in Section 2.13(b) hereof.

“Parent SEC Documents” shall have the meaning assigned to it in Section 3.6 hereof.

“Permitted Liens” shall mean (a) Liens for Taxes and assessments or governmental charges or levies not at the time due or in respect of which the validity thereof shall currently be contested in good faith by appropriate proceedings; (b) Liens in respect of pledges or deposits under workmen’s compensation laws or similar legislation, carriers’, warehousemen’s, mechanics’, laborers’, materialmen’s and similar Liens, if the obligations secured by such Liens are not then delinquent or are being contested in good faith by appropriate proceedings; and (c) Liens incidental to the conduct of the business of the Company or Parent, as appropriate, that were not incurred in connection with the borrowing of money or the obtaining of advances or credits and which do not in the aggregate materially detract from the value of its property or materially impair the use made thereof by the Company or Parent, as appropriate, in its business.

“Person” shall include all natural persons, corporations, business trusts, associations, limited liability companies, partnerships, joint ventures and other entities and governments and agencies and political subdivisions.

“Pre-Exchange Parent Stockholder” shall have the meaning assigned to it in Section 7 hereof.

“Private Placement” shall have the meaning assigned to it in the Recitals.

“Private Placement Investors” shall have the meaning assigned to it in the Recitals.

“Private Placement Subscription Agreements” shall have the meaning assigned to it in the Recitals.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Stockholders” shall have the meaning assigned to it in the Recitals.

“Tax” or “Taxes” shall mean (a) any and all taxes, assessments, customs, duties, levies, fees, tariffs, imposts, deficiencies and other governmental charges of any kind whatsoever (including, but not limited to, taxes on or with respect to net or gross income, franchise, profits, gross receipts, capital, sales, use, ad valorem, value added, transfer, real property transfer, transfer gains, transfer taxes, inventory, capital stock, license, payroll, employment, Social Security, unemployment, severance, occupation, real or personal property, estimated taxes, rent, excise, occupancy, recordation, bulk transfer, intangibles, alternative minimum, doing business, withholding and stamp), together with any interest thereon, penalties, fines, damages, costs, fees, additions to tax or additional amounts with respect thereto, imposed by the United States or other applicable jurisdiction; (b) any liability for the payment of any amounts described in clause (a) as a result of being a stockholder of an affiliated, consolidated, combined, unitary or similar group or as a result of transferor or successor liability, including, without limitation, by reason of Regulation section 1.1502-6; and (c) any liability for the payments of any amounts as a result of being a party to any tax sharing agreement or as a result of any express or implied obligation to indemnify any other Person with respect to the payment of any amounts of the type described in clause (a) or (b).

“Tax Return” shall include all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns (including Form 1099 and partnership returns filed on Form 1065) required to be supplied to a Tax authority relating to Taxes.

“Transfer Agent” means Registrar and Transfer Company, Parent’s transfer agent and registrar.

10.           Miscellaneous.

10.1           Notices.  Any notice, request or other communication hereunder shall be given in writing and shall be served either personally by overnight delivery or delivered by mail, certified return receipt and addressed to the following addresses:

If to Parent:	Clacendix, Inc.
2001 Route 46
Parsippany, New Jersey 07054
Attention: Mr. Norman E. Corn, Chief Executive Officer

With a copy to:	Moses & Singer LLP
The Chrysler Building
405 Lexington Avenue, 12th Floor
New York, New York 10174-1299
Attention: Allan Grauberd, Esq.

If to the Company:	HealthWarehouse.com, Inc.
100 Commerce Boulevard
Cincinnati, Ohio 45140
Attention: Mr. Lalit Dhadphale, President and Chief Executive Officer

With a copy to:	Greenberg Traurig, LLP
MetLife Building
200 Park Avenue, 14th Floor
New York, New York 10166
Attention: Constantine S. Potamianos, Esq.

Notices shall be deemed received at the earlier of actual receipt or three (3) business days following mailing.  Counsel for a party (or any authorized representative) shall have authority to accept delivery of any notice on behalf of such party.

10.2           Entire Agreement.  This Agreement, including the disclosure schedules and exhibits attached hereto and other documents referred to herein, contains the entire understanding of the parties hereto with respect to the subject matter hereof.  This Agreement supersedes all prior agreements and undertakings between the parties with respect to such subject matter.

10.3           Expenses.  Each party shall bear and pay all of the legal, accounting and other expenses incurred by it in connection with the transactions contemplated by this Agreement.

10.4           Time.  Time is of the essence in the performance of the parties’ respective obligations herein contained.

10.5           Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.6           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and heirs; provided, however, that no Stockholder shall directly or indirectly transfer or assign any of his, her or its rights hereunder in whole or in part without the written consent of Parent and the Company, which shall not be unreasonably withheld, and any such transfer or assignment without said consent shall be void.

10.7           No Third Parties Benefited.  This Agreement is made and entered into for the sole protection and benefit of the parties hereto (including all Stockholders who acquire shares of Parent Common Stock), their successors, assigns and heirs, and no other Person shall have any right or action under this Agreement, except for Pre-Exchange Parent Stockholders under the circumstances specified in Section 7, and except for directors and officers of Parent with respect to representations and warranties made to directors and officers of Parent.

10.8           Counterparts.  This Agreement may be executed in one or more counterparts, with the same effect as if all parties had signed the same document, and all such counterparts together shall constitute a single agreement.

10.9           Recitals, Schedules and Exhibits.  The Recitals, Schedules and Exhibits to this Agreement are incorporated herein and, by this reference, made a part hereof as if fully set forth herein.

10.10         Section Headings and Gender.  The Section headings used herein are inserted for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. All personal pronouns used in this Agreement shall include the other genders, whether used in the masculine, feminine or neuter gender, and the singular shall include the plural, and vice versa, whenever and as often as may be appropriate.

10.11         Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware.  This Agreement and the transactions contemplated hereby shall be subject to the exclusive jurisdiction of the courts of the State of Delaware.  The parties to this Agreement agree that any breach of any term or condition of this Agreement or the transactions contemplated hereby shall be deemed to be a breach occurring in the State of Delaware by virtue of a failure to perform an act required to be performed in the State of Delaware.  The parties to this Agreement irrevocably and expressly agree to submit to the jurisdiction of the courts of the State of Delaware for the purpose of resolving any disputes among the parties relating to this Agreement or the transactions contemplated hereby.  The parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby, or any judgment entered by any court in prospect hereof brought in the State of Delaware and further irrevocably waive any claim that any suit, action or proceeding brought in the State of Delaware has been brought in an inconvenient forum.  With respect to any action before the above courts, the parties hereto agree to service of process by certified or registered United States mail, postage prepaid, addressed to the party in question.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be binding and effective as of the day and year first above written.

PARENT:

CLACENDIX, INC

By:	/s/ Norman E. Corn
Norman E. Corn
Chief Executive Officer

THE COMPANY:

HEALTHWAREHOUSE.COM, INC.

By:	/s/ Lalit Dhadphale
Lalit Dhadphale
President and Chief Executive Officer

STOCKHOLDERS:

Signature pages of each Stockholder follow. The Stockholders executing the Stockholder Signature Page attached hereto and delivering the same to the Company or its agents shall be deemed to have executed this Agreement and agreed to the terms hereof.

[Signature pages of Stockholders follow.]

Stockholder Signature Page

The undersigned, desiring to enter into that certain Securities Exchange Agreement, made and entered into on May 14, 2009 (the “Agreement”), by and between CLACENDIX, INC., a Delaware corporation (“Parent”), on the one hand, and HEALTHWAREHOUSE.COM, INC., a Delaware corporation (the “Company”), and the stockholders of the Company (the “Stockholders”) whose names appear on the signature pages hereof solely for the purpose of agreeing with respect to himself, herself or itself to certain sections of the Agreement, hereby executes and delivers this Agreement for the sole purpose of agreeing to the terms of Section 1 (The Exchange Offer), Section 4 (Representations, Warranties and Covenants of the Stockholders), Section 7 (Survival of Representations and Warranties), Section 8 (Amendment of Agreement), Section 9 (Definitions), and Section 10 (Miscellaneous).

IN WITNESS WHEREOF, the undersigned has executed the Agreement as of May 14, 2009.

STOCKHOLDER:

If an individual:

/s/ Lalit Dhadphale
Lalit Dhadphale

/s/ Wayne Corona
Wayne Corona

/s/ Yogen Vadnere
Yogen Vadnere

/s/ Tab Biser
Tab Biser

/s/ Diane Garvey
Diane Garvey

/s/ Jason Smith
Jason Smith

/s/ John Edmiston
John Edmiston

/s/ Chrissy Madden
Chrissy Madden

/s/ Kevin Moore
Kevin Moore

/s/ Matt Harmon
Matt Harmon

/s/ Deb Robison
Deb Robison

/s/ Gunardi Wu
Gunardi Wu

/s/ Diane Ferguson
Diane Ferguson

/s/ Kalpana Vishnupad
Kalpana Vishnupad

/s/ Carlo Ravagnan
/s/ Chiara Ravagnan
Carlo and Chiara Ravagnan

/s/ Joseph Savarino
Joseph Savarino

/s/ Steve Mock
Steve Mock

/s/ Dr Ramamurthy
Dr Ramamurthy

/s/ Satish Aggarwal
Satish Aggarwal

/s/ Ronald Heiber
Ronald Heiber

/s/ Stuart Rose
Stuart Rose

/s/ Sajid Malhotra
Sajid Malhotra

/s/ Karen Bitar
Karen Bitar

/s/ Paul Connelly
Paul Connelly

/s/ Thomas C. Winstel
Thomas C. Winstel

/s/ Mikund Dole
Mikund Dole

/s/ Aniket P. Dhadphale
Aniket P. Dhadphale

/s/ Stuart F. Matz
Stuart F. Matz

/s/ Cynthia L. Grow
Cynthia L. Grow

/s/ Alka P. Dhadphale
Alka P. Dhadphale

/s/ Stephen Rosenberger
/s/ Lois Rosenberger
Stephen and Lois Rosenberger

/s/ Harold Parsons
Harold Parsons

/s/ Georgina Parsons
Georgina Parsons

/s/ Irwin Wechsler
Irwin Wechsler

/s/ Richard Vorhaus
Richard Vorhaus

/s/ William Crable
William Crable

/s/ Dwight Nix
Dwight Nix

/s/ Thomas B. Dolder
Thomas B. Dolder

/s/ Ronald L. Olesko
Ronald L. Olesko

or

If a corporation, partnership, trust or other business entity:

Rock Castle Holdings, LLC
By:	/s/ Jason Smith
Jason Smith
Manager

Cape Bear Partners, LLC
By:	/s/ Lynn Peppel
Lynn Peppel
Managing Member

Vutex, LLC
By:	/s/ Sean T. Merkle
Sean T. Merkle
President

MEP, JR UGMA
By:	/s/ Mike Peppel
Mike Peppel
Custodian

MCP UGMA
By:	/s/ Mike Peppel
Mike Peppel
Custodian

MVP UGMA
By:	/s/ Mike Peppel
Mike Peppel
Custodian

William G. Bartolovich O.D. Inc. Profit Sharing
By:	/s/ William G. Bartolovich
William G. Bartolovich

Cynthia L. Hoffrichter 2005 Living Trust
By:	/s/ Cynthia L. Hoffrichter
Cynthia L. Hoffrichter
Trustee

Mary Ann Berni Revocable Trust
By:	/s/ Mary Ann Berni
Mary Ann Berni
Trustee

K&M Development, LLC
By:	/s/ Herbert J. Mueller
Herbert J. Mueller
Managing Member